As filed with the Securities and Exchange Commission on December 3, 2007

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MVC ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	42-1742147
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o MVC Capital, Inc.

287 Bowman Avenue

Purchase, New York 10577

(914) 701-0310

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Seidenberg

287 Bowman Avenue

Purchase, New York 10577

(914) 701-0310

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carey S. Roberts, Esq. Scott F. Smith, Esq. Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 (212) 841-1056 (212) 362-4125—Facsimile	Christopher F. Schultz, Esq. Porzio Bromberg & Newman P.C. 156 West 56th Street New York, New York 10019 (212) 265-6888 (212) 957-3983—Facsimile	Thomas J. Friedmann, Esq. William J. Tuttle, Esq. Dechert LLP 1775 I Street, N.W. Washington, D.C. 20006 (202) 261-3300 (202) 261-3333—Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security being Registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant(2)	23,000,000 Units	$10.00	$230,000,000	$7,061.00
Shares of Common Stock included as part of the Units	23,000,000 Shares	—	—	—(3)
Warrants included as part of the Units	23,000,000 Warrants	—	—	—(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	23,000,000 Shares	$7.50	$172,500,000	$5,295.75
Representative’s Unit Purchase Option	1 Option	$100.00	$100	—(3)
Units underlying the Representative’s Unit Purchase Option (“Underwriter’s Units”)(4)	1,000,000 Units	$12.50	$12,500,000	$383.75
Shares of Common Stock included as part of the Underwriter’s Units(4)	1,000,000 Shares	—	—	—(3)
Warrants included as part of the Underwriter’s Units(4)	1,000,000 Warrants	—	—	—(3)
Shares of Common Stock underlying the Warrants included in the Underwriter’s Option(4)	1,000,000 Shares	$7.50	$7,500,000	$230.25
Total			$422,500,100	$12,970.75

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 3,000,000 Units and 3,000,000 shares of Common Stock and 3,000,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of anti-dilution provisions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION,                     , 2008

PRELIMINARY PROSPECTUS

$200,000,000

MVC Acquisition Corp.

20,000,000 Units

MVC Acquisition Corp. is a newly formed blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Our efforts in identifying a prospective target business will not be limited to a particular industry. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration and we have not, nor has anyone on our behalf, contacted, or been contacted by, any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of our completion of a business combination and                     , 2009 [one year from the date of this prospectus], and will expire on                     , 2012 [four years from the date of this prospectus], or earlier upon redemption.

We have granted Lazard Capital Markets LLC, the representative of the underwriters, a 45-day option to purchase up to 3,000,000 units (over and above the 20,000,000 units referred to above) solely to cover over-allotments, if any. The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Lazard Capital Markets LLC, as representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 1,000,000 units at $12.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the underlying warrants will not expire until                     , 2013 [five years after the date of this prospectus]. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

MVC Capital, Inc., through its wholly owned portfolio company, MVC Partners LLC, has committed to purchase from us an aggregate of 5,000,000 warrants at $1.00 per warrant (for a total purchase price of $5,000,000). This purchase will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the private placement will be placed in the trust account described below. The “insider warrants” to be purchased by MVC Partners LLC will be identical to warrants underlying the units being offered by this prospectus except that, so long as they are still held by MVC Partners LLC or its permitted transferees, the insider warrants (i) will be exercisable on a cashless basis, (ii) may be exercised whether or not a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and (iii) will not be redeemable by us. MVC Partners LLC has agreed that the insider warrants will not be sold or transferred by it (except in certain cases) until the later of                     , 2009 [one year from the date of this prospectus] and 60 days after the consummation of our business combination.

There is presently no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol —.U on or promptly after the date of this prospectus and once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols — and —.WS, respectively. We cannot assure you that our securities will be listed or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 18 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us
Per unit	$10.00	$0.70	$9.30
Total	$200,000,000	$14,000,000	$186,000,000

(1)	Of the underwriting discount and commissions, $6,000,000 ($0.30 per unit) is being deferred by the underwriters and will not be payable by us to the underwriters unless and until we consummate a business combination.

$191,009,295 of the net proceeds of this offering (including the $6,000,000, or $0.30 per unit, of underwriting discounts and commissions payable to the underwriters in this offering which are being deferred by them until we consummate a business combination), plus the additional aggregate $5,000,000 we will receive from the purchase of the insider warrants simultaneously with the consummation of this offering, for an aggregate of $196,009,295 (or approximately $9.80 per unit sold to the public in this offering), will be deposited into a trust account at JPMorgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee. These funds will not be released to us until the earlier of the completion of a business combination and our liquidation (which may not occur until                     , 2010 [twenty four months from the date of this prospectus]).

We are offering the units for sale on a firm-commitment basis. Lazard Capital Markets LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                     , 2008.

LAZARD CAPITAL MARKETS	BEAR, STEARNS & CO. INC.

                    , 2008

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless the context otherwise requires:

•	references to “we,” “us” or “our company” refer to MVC Acquisition Corp.;

•	“MVC Capital” refers to MVC Capital, Inc., our corporate sponsor, and its wholly owned portfolio company MVC Partners LLC, through which MVC Capital holds its interest in us;

•	“MVC Partners” refers to MVC Partners LLC;

•	“TTG Advisers” refers to The Tokarz Group Advisers LLC, the investment adviser to MVC Capital;

•	“JP Capital Advisors” refers to JP Capital Advisors, Inc., an affiliate of Phillip T. George, M.D. and James J. Pinto;

•	“initial stockholders” or “existing stockholders” refers to all of our stockholders prior to this offering, including all of our officers and directors who own shares;

•	“initial shares” refers to the 5,750,000 shares of common stock that our initial stockholders originally purchased from us for $25,000 on November 21, 2007;

•	“insider warrants” refers to the 5,000,000 warrants we are selling privately to MVC Capital, through MVC Partners, simultaneously with consummation of this offering;

•

the term “public stockholders” means the holders of the shares of common stock that are being sold as part of the units in this public offering (whether they are purchased in the public offering or in the aftermarket), including any of our existing stockholders to the extent that they purchase such shares; and

•

the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option and that our certificate of incorporation has been amended to increase the number of authorized shares of common stock to 60,000,000.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We intend to apply to have our securities listed on the American Stock Exchange, thereby providing a state blue sky exemption in every state. However, we are not making an offer of these securities in any jurisdiction where such an offer is not permitted.

We are a blank check company organized under the laws of the State of Delaware on October 16, 2007. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business, which we refer to as our initial business combination. Our efforts to identify a prospective target business will not be limited to a particular location or industry. To date, our efforts have been limited to organizational activities and activities related to this offering.

We will seek to capitalize on the significant investing and private equity experience of our officers and directors, Michael Tokarz, Dr. Phillip T. George, M.D. and James J. Pinto. Mr. Tokarz is currently Chairman of MVC Capital (NYSE: MVC), our corporate sponsor, and the head of TTG Advisers, the investment adviser to MVC Capital. Prior to his involvement with MVC Capital, Mr. Tokarz was a general partner of Kohlberg Kravis & Roberts & Co., or KKR, for 17 years. Dr. George co-founded Trivest, Inc., a middle market private equity firm, and served as its Chairman for 16 years. During this time, Dr. George participated in raising more than $250 million of equity capital for Trivest and was instrumental in the acquisition and recapitalization of companies having in the aggregate in excess of $1.3 billion in value. Mr. Pinto is the President of PFG, Inc., formerly known as The Private Finance Group, a merchant banking and venture capital firm established by

Mr. Pinto in 1990. Over the course of his career, Mr. Pinto has participated in numerous transactions, with a particular emphasis on investments involving corporate turnarounds and restructurings, as well as telecommunications investments. Mr. Tokarz, Dr. George and Mr. Pinto have invested in private investments together since 2000, and Dr. George and Mr. Pinto have made investments together since 1982.

We will have access to the resources of MVC Capital and, through MVC Capital, TTG Advisers to help us in identifying and consummating a business combination. MVC Capital is a publicly traded closed-end management investment company that provides equity and debt investment capital to fund growth, acquisitions and recapitalizations of small and middle-market companies in a variety of industries. As of July 31, 2007, MVC Capital held investments valued in excess of $316 million in 39 companies in a diverse range of industries, including manufacturing, automotive retailing, consumer goods and services, retail, healthcare, financial services, energy and technology in the United States, the Czech Republic, Germany and Latvia. Mr. Tokarz is the head of TTG Advisers, which has a dedicated origination and transaction development team with significant experience in private equity, leveraged finance, investment banking, distressed debt transactions and business operations. The members of the investment team have invested in and managed businesses during both recessionary and expansionary economic periods and through full interest rate cycles and financial market conditions.

MVC Capital has historically developed proprietary deal flow through its extensive network of personal contacts and investment referral relationships, including relationships with private mezzanine and equity investors, investment banks, business brokers, merger and acquisition advisors, financial services companies, law firms and accountants. As of July 31, 2007, 68% of MVC Capital’s investment portfolio was comprised of investments where MVC Capital was the lead or sole investor. MVC Capital’s equity and loan investments generally range between $3 million and $25 million, although it occasionally invests smaller or greater amounts of capital depending upon the particular investment. Through its network and the contacts of TTG Adviser investment professionals, we believe that MVC Capital frequently becomes aware of attractive acquisition candidates that require a larger capital commitment than MVC Capital typically invests. We believe that we are well-positioned to be informed of such opportunities and to take advantage of them to consummate an attractive business combination.

Our efforts to identify a prospective target business will not be limited to a particular location or industry. We do not have any specific business combination under consideration. Our officers and directors have neither individually identified or considered a target business nor have they had any discussions regarding possible target businesses amongst themselves or with our underwriters or other advisors. We have not (nor has anyone acting on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to a business combination transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

We will have until                     , 2010 [twenty four months from the date of this prospectus] to consummate a business combination. If we are unable to consummate a business combination by such date, our corporate existence will cease by operation of corporate law (except for the purposes of winding up our affairs and liquidating). Our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance of the trust account at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of each target business will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow, book value or a combination of these criteria). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria.

We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business, but we will not in any event acquire less than a controlling interest (which would be at least 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business, the portion of such business that we acquire must have a fair market value equal to at least 80% of the balance of the trust account at the time of such acquisition.

If we decide to acquire several businesses simultaneously and such businesses are owned by different sellers, each of these sellers must agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions. This condition may make it more difficult for us, and delay our ability, to complete a business combination. With multiple acquisitions, we could also face additional risks, including burdens and costs with respect to multiple negotiations and due diligence investigations (if there are multiple sellers) and the risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the balance of the trust account at the time of such acquisition. In order to consummate such a business combination, we may issue a significant amount of debt or equity securities to the sellers of such business or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue equity securities in order to consummate a business combination, our public stockholders could end up owning a minority of the combined company as there is no requirement that our public stockholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any arrangement to incur debt or issue securities at this time (other than those sold pursuant to this offering), and we have no current intention of doing so.

Our executive offices are located at 287 Bowman Avenue, Purchase, New York 10577, and our telephone number is (914) 701-0310.

Additional Information regarding MVC Capital, Inc. and MVC Partners LLC

Our corporate sponsor, MVC Capital, holds its shares of our common stock, and will hold the insider warrants when they are issued, through MVC Partners, its wholly owned portfolio company. Although MVC Partners is currently a wholly owned portfolio company of MVC Capital, MVC Capital has disclosed that it is contemplating a spin-off of MVC Partners to the shareholders of MVC Capital. Following this spin-off, we anticipate that MVC Capital will no longer have any indirect ownership of our securities, and MVC Partners would be expected to operate as a public company subject to the oversight and control of a board of directors, a majority of whose members would be independent of TTG Advisers. Details regarding the spin-off are being considered and its specific terms will be subject to the consideration and approval of MVC Capital’s board of directors.

Following the spin-off, we anticipate that we will continue to access the resources of TTG Advisers, through its agreement with MVC Capital, and of MVC Partners. In addition, we have entered into letter agreements with MVC Capital and MVC Partners that provide us with a right of first review with respect to all potential target businesses with a fair market value in excess of $250 million that come to their attention. As a result of these arrangements, we believe that our business would be unaffected by the spin-off.

THE OFFERING

Securities offered:	20,000,000 units, at $10.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Lazard Capital Markets determines that an earlier date is acceptable. In no event will Lazard Capital Markets allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We intend to file a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days after the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated financial information to reflect our receipt of proceeds from the exercise and consummation of the over-allotment option. We will also include in one of these Form 8-Ks, or in a subsequent Form 8-K, information indicating if Lazard Capital Markets has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

The units will continue to trade along with the common stock and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and warrants.

Shares currently held by insiders:

On November 21, 2007, MVC Capital, through its wholly owned portfolio company MVC Partners, JP Capital Advisors, Andrew M. O’Shea, David Dittman and John J. Doran purchased an aggregate of 5,750,000 shares of our common stock for an aggregate purchase price of $25,000 in a private placement. The initial shares include an aggregate of 750,000 shares, all or a portion of which are subject to redemption by us to the extent that the underwriters’ over-allotment option is not exercised in full. The initial shares are identical to the shares underlying the units sold in this offering, except that (i) up to an aggregate of 750,000 shares are subject to redemption to the extent the over-allotment option is not exercised in full by the underwriters and (ii) the initial shares will be placed in escrow and are subject to the transfer restrictions and registration rights described in this prospectus.

Securities to be sold to insiders:

5,000,000 insider warrants at $1.00 per warrant (for a total purchase price of $5,000,000) will be sold to MVC Capital, through its wholly owned portfolio company, MVC Partners, pursuant to a subscription agreement among us, Lazard Capital Markets and MVC Partners. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that, so long as they are still held by MVC Partners or its permitted transferees, the insider warrants (i) will be exercisable on a cashless basis, (ii) may be exercised whether or not a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and (iii) will not be redeemable by us. MVC Partners has agreed, pursuant to a written agreement, that the insider warrants will not be sold or transferred by it (except to employees or other affiliates of MVC Partners or to our directors, special advisors or officers at the same cost per warrant originally paid by MVC Partners and provided such transferee agrees to be bound by the same restrictions) until the later of                     , 2009 [one year from the date of this prospectus] and 60 days after the consummation of our initial business combination. Lazard Capital Markets has no intention of waiving these restrictions. In the event of a liquidation prior to our initial business combination, the insider warrants will expire worthless.

Common stock:

Number outstanding before this offering:	5,750,000 shares[1]

Number to be outstanding after this offering:	25,000,000 shares[2]

Warrants:

Number outstanding before this offering:	0 warrants

Number to be sold to insiders:	5,000,000 warrants

Number to be outstanding after this offering and sale to insiders:	25,000,000 warrants[2]

Exercisability:	Each warrant is exercisable for one share of common stock.

1	This number includes an aggregate of up to 750,000 shares of common stock that are subject to forfeiture in whole or in part by our initial stockholders if the over-allotment option is not exercised in full by the underwriters.
2	Assumes the over-allotment option has not been exercised and our initial stockholders have forfeited an aggregate of 750,000 shares of common stock as a result.

Exercise price:	$7.50

Exercise period:	The warrants will become exercisable on the later of:

•	the completion of a business combination with a target business, and

•	, 2009 [one year from the date of this prospectus].

However, the warrants held by public stockholders will only be exercisable if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire at 5:00 p.m., New York City time, on                     , 2012 [four years from the date of this prospectus] or earlier upon redemption.

Redemption:	We may redeem the outstanding warrants (excluding any insider warrants held by the initial purchaser or its permitted transferees) without the prior consent of the underwriters:

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time while the warrants are exercisable,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $14.25 trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a premium to the exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

Proposed American Stock Exchange symbols for our:

Units:	—.U

Common stock:	—

Warrants:	—.WS

Offering proceeds to be held in trust:

$191,009,295 of the net proceeds of this offering plus the $5,000,000 we will receive from the sale of the insider warrants (for an aggregate of $196,009,295, or approximately $9.80 per unit sold to the public in this offering) will be placed in a trust account at JPMorgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes $6,000,000 of underwriting discounts and commissions payable to the underwriters in the offering that are being deferred. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination. Upon the consummation of our initial business combination, the deferred underwriting discounts and commissions will be released to the underwriters out of the gross proceeds of this offering held in the trust account. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

However, we may have released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $3,000,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially $200,000) or from another source.

Anticipated expenses and funding sources:

We believe that, following consummation of this offering, the $200,000 of net proceeds not held in the trust account, plus the interest earned on the trust account balance of up to $3,000,000 that may be released to us as well as amounts necessary to pay our tax obligations, will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not consummated during that time.

Over this time period, we will use these funds to identify and evaluate prospective acquisition candidates, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, select the target business to acquire and structure, negotiate and consummate the business combination. We may use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” for transactions on terms more favorable to such target businesses than those offered by us) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we enter into a letter of intent requiring a down payment or payment for a “no-shop” commitment from the seller, the amounts used for such purposes would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach of an agreement or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

We anticipate that we will incur approximately:

•

$2,230,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•	$200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	$240,000 for the administrative fee payable to JP Capital Advisors ($10,000 per month for 24 months); and

•

$530,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $180,000 for director and officer liability insurance premiums for a 24 month period.

If we are unable to complete a business combination within 24 months from the date of this prospectus and are forced to liquidate, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, MVC Partners has agreed to advance us the funds necessary to complete such liquidation (currently anticipated not to exceed approximately $50,000) and has agreed not to seek repayment for such expenses.

Limited payments to insiders:

There will be no fees or other cash payments paid to our existing stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effect, the consummation of a business combination (regardless of the type of transaction that it is) other than:

•	repayment of a $200,000 non-interest bearing loan made by MVC Partners to us prior to this offering;

•

payment of $10,000 per month to JP Capital Advisors for certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in Purchase, New York; and

•	reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Amended and restated certificate of incorporation:

As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Seven of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until                     , 2010 [twenty four months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we also intend to submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. Accordingly, if stockholders approved a proposed business combination as set forth below but did not approve the proposal to provide for our perpetual existence, we would not be able to consummate such business combination. The approval of the proposal to amend our certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life by                     , 2010 [twenty four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Stockholders must approve business combination:

Under our amended and restated certificate of incorporation, we will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under Delaware law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors who own shares, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement will not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination (which includes votes relating to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders) and (ii) public stockholders owning less than one-third of the shares sold in this offering exercise their conversion rights described below. Accordingly, it is our understanding and intention in every case to structure and finance a business combination in which up to one-third of the public stockholders may exercise their conversion rights and the business combination may still be consummated.

Acquisition of additional shares by our directors and officers:

Although they have not committed to do so, our directors and officers (or their affiliates) may purchase shares privately or in the open market at any time, including prior to a special meeting at which stockholders will be asked to vote on a business combination. In making these purchases, our directors and officers (or their affiliates) may be purchasing common stock from stockholders who otherwise may have voted against the business combination proposal. Our directors and officers may vote shares that they purchase in the open market in any way that they choose with respect to a proposed business combination. Accordingly, such purchases may make it more likely—but not assured—that: (i) a majority of shares will be voted in favor of the proposed business combination and (ii) that no single stockholder or block of stockholders will accumulate the one-third of shares in order to defeat a business combination proposal by voting to reject the business combination and electing to exercise their conversion rights.

Conversion rights for stockholders voting to reject a business combination:

Under our amended and restated certificate of incorporation, public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account (initially approximately $9.80 per share, or approximately $9.77 per share if the over-allotment option is exercised), plus any interest earned on their portion of the trust account but less any interest that has been released to us as described above to fund our working capital requirements and pay any of our tax obligations, if the business combination is approved and completed. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket. Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless (i) the stockholder votes against the business combination and (ii) the business combination is approved and completed. Additionally, we may require public stockholders, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using the Deposit/Withdrawal At Custodian, or DWAC, System of the Depository Trust Company, or DTC, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35, and it would be up to the broker whether or not to pass this cost on to the converting holder.

The proxy solicitation materials that we intend to furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement until the vote on the business combination to decide if he wishes to seek to exercise his conversion rights. The length of this time period will vary depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period will be sufficient for an average investor.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholder.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.20 of net sales proceeds for, the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $9.80 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

Liquidation if no business combination:

As described above, if we have not consummated a business combination by                     , 2010 [twenty four months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders (including our initial stockholders to the extent they have purchased shares in this offering or in the aftermarket) the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets.

We cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $9.80, plus interest then held in the trust account, for the following reasons:

•

Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as to provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

•

While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. MVC Partners has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that MVC Partners will be able to satisfy those obligations, if it is required to do so. Furthermore, MVC Partners will not have any liability as to (i) any claimed amounts owed to a third party who executed a waiver (including a prospective target business) and (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act.

We anticipate the distribution of the funds in the trust account to our public stockholders will occur by                     , 2010 [10 business days from the date our corporate existence ceases], subject to our obligations under Delaware law to provide for claims of creditors. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, MVC Partners has agreed to advance us the funds necessary to complete such liquidation (currently anticipated not to exceed approximately $50,000) and has agreed not to seek repayment for such expenses.

Escrow of existing stockholders’ shares:

On the date of this prospectus, all of our existing stockholders, including all of our officers and directors who own shares, will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement), these shares will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of our initial business combination or earlier if, following a business combination, (i) the last sales price of our common stock equals or exceeds $18.00 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Rights of first review:

We have entered into letter agreements with each of MVC Capital, MVC Partners, Dr. George and Mr. Pinto providing that from the date of this prospectus until the earlier of our completion of a business combination or our liquidation, we will have a right of first review with respect to all potential target businesses with a fair market value in excess of $250 million that come to their attention. MVC Capital has also entered into letter agreements with TTG Advisers and Mr. Tokarz pursuant to which TTG Advisers and Mr. Tokarz will provide MVC Capital with information concerning all potential target businesses with a fair market value in excess of $250 million that come to their attention. MVC Capital has, in turn, agreed to provide all such information to us.

Determination of offering amount:

We determined the size of this offering based on the experience of our existing stockholders. We also considered the size of the offering to be an amount we believe could be successfully utilized in a business combination. We may utilize the cash proceeds of this offering and the private placement of the insider warrants, our capital stock, debt or a combination of these as the consideration to be paid in a business combination. Based on the experience of our management team, we believe that there should be opportunities to acquire one or more target businesses. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more operating companies.

RISKS

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company. Also, you should bear in mind that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 18 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included elsewhere in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	November 21, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(3,000)	$190,231,295
Total assets	225,000	190,231,295
Total liabilities	203,000	—
Value of common stock which may be converted to cash	—	65,336,422
Stockholders’ equity	22,000	124,894,873

(1)	Includes the $5,000,000 we expect to receive from the sale of the insider warrants. Assumes the payment of the $6,000,000 deferred underwriters’ discounts and commissions to the underwriters.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

“Actual” total assets include $25,000 of costs related to this offering which were paid or accrued prior to November 21, 2007. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

The “as adjusted” working capital and total assets amounts include the $191,009,295 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The total amount to be placed in trust also includes $6,000,000 (or $0.30 per unit sold in this offering) of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate a business combination. If a business combination is not so consummated, the trust account totaling $196,009,295 of net proceeds from the offering, including $5,000,000 of proceeds from the private placement of the insider warrants, and all accrued interest earned thereon less (i) up to $3,000,000 that may be released to us to fund our expenses and other working capital requirements and (ii) any amounts released to us to pay our income or other tax obligations, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not proceed with a business combination if public stockholders owning one-third or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to 33.33% of the shares sold in this offering, less one share, exercise their conversion rights. If this occurred, we would be required to convert to cash up to 33.33% less one of the 20,000,000 shares sold in this offering, or 6,666,666 shares of common stock, at an initial per-share conversion price of approximately $9.80, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

•

the amount in the trust account, including all accrued interest after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in the offering.

Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, our non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the material risks described below, which we believe represent all the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units.

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations and execute our business plans depends upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions, and we have no plans, arrangements or understandings, with any prospective acquisition candidates. With the exception of interest earned as a result of the deposit of the offering proceeds in the trust account, we will not generate any income until, at the earliest, after the consummation of a business combination.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to dissolve and liquidate our assets.

Pursuant to our amended and restated certificate of incorporation, we must complete a business combination or a series of business combinations with an aggregate fair market value of at least 80% of the balance of the trust account at the time of the business combination or combinations (excluding deferred underwriting discounts and commissions of $6,000,000 or $6,900,000 if the over-allotment option is exercised in full) within 24 months after the consummation of this offering. If we fail to consummate a business combination within the required time frame, our amended and restated certificate of incorporation provides that our purpose and power will be limited to dissolving, liquidating and winding up. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders may receive less than $9.80 per share and our warrants will expire worthless.

If we are unable to complete a business combination within the prescribed time frame and are forced to liquidate our assets, the per-share liquidation distribution may be less than $9.80 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, in such a liquidation there will be no distribution with respect to our outstanding warrants, which will expire worthless.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation, and do not intend, to return funds to investors prior to that time unless we consummate a business combination and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

We may proceed with a business combination even if public stockholders owning up to one-third less one share of the shares sold in this offering exercise their conversion rights.

We may proceed with a business combination as long as public stockholders owning less than one-third of the shares sold in this offering exercise their conversion rights. Accordingly, if up to one-third less one share of the public stockholders exercise their conversion rights, we could still consummate a proposed business combination. We have set the conversion percentage at one-third of the shares sold in this offering in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders.

The ability of our stockholders to exercise their conversion rights may not allow us to effect the most desirable business combination or optimize our capital structure.

Our business combination may require us to use substantially all of our cash to pay the purchase price and related closing costs. In such a case, because we will not know how many stockholders will exercise their conversion rights, we may need to arrange third-party financing to help fund our business combination if a larger percentage of stockholders exercise their conversion rights than we expect. In addition, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to execute our business plans following a business combination and may need to arrange third-party financing. We have not taken any steps to secure third-party financing for either situation. We cannot assure you that we will be able to obtain such third-party financing on terms favorable to us or at all. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business. This may limit our ability to consummate the most attractive business combination available to us.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because we expect that our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete a business combination within 18 months of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw up to $3,000,000 of interest earned on the funds held in the trust account prior to the completion of a business combination, and we will have a longer period of time to complete such a business combination than we would if we were subject to such rules.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the $200,000 in funds available to us outside of the trust account, plus the $3,000,000 of interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay commitment fees for financing or fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we enter into a letter of intent requiring a down payment or our payment for the exclusive right to negotiate with a target business and subsequently forfeited such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or to conduct due diligence with respect to, a target business.

A decline in interest rates could limit the amount of capital available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $200,000 initially will be available to us outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital necessary to identify one or more target businesses and complete our initial business combination. While we are entitled to have released to us for such purposes up to $3,000,000 in interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate. Our initial stockholders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders may be less than approximately $9.80 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. We intend to have all vendors and service providers we engage, and prospective target businesses with whom we negotiate, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. We cannot, however, guarantee that they will execute such agreements. Furthermore, we cannot guarantee that, even if such entities execute such agreements with us, they or other persons will not seek recourse against the trust account. In addition, a court may refuse to uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, MVC Partners has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Based on representations made to us by MVC Partners, we currently believe that it is capable of funding a shortfall in our trust account to satisfy its foreseeable indemnification obligations. However, we have not asked MVC Partners to reserve any funds for such an eventuality. Furthermore, our belief is based on our expectation that its indemnification obligations will be minimal. Accordingly, if that belief is incorrect, we cannot assure you that MVC Partners will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. Furthermore, MVC Partners will not have any liability as to (i) any claimed amounts owed to a third party who executed a waiver (including a prospective target business) and (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

Additionally, if we are forced to file for bankruptcy or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law and may be included in our bankruptcy estate and, as a result, be subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.80 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and have not amended this provision, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we comply with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that we make reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the 24 month period and, therefore, we do not intend to comply with those procedures. As a result, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of:

•	all existing claims;

•	all pending claims; and

•	all claims that may be potentially brought against us within the subsequent 10 years.

Accordingly, we would be required to set aside funds to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file for bankruptcy or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                     , 2010 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duties to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrants held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time such holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrant is effective and current. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and, if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants, and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, the market for such warrants may be limited and such warrants may expire worthless. Notwithstanding these considerations, the insider warrants may be exercisable for unregistered shares of common stock even if no registration statement relating to the common stock issuable upon exercise of the warrants is effective and current.

An investor will only be able to exercise a warrant if the common stock issuable upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue the underlying shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable (following the later of our completion of a business combination or one year from the date of this prospectus), we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as the prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Since we have not yet selected a particular industry or target business with which to complete a business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry, location or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry or location in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company, a company that operates in an unstable environment or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may waste resources in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We anticipate that the investigation of each target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific business combination or our shareholders reject our proposal for a business combination, the costs incurred for the proposed transaction would likely not be recoverable. Furthermore, even if we reach an agreement relating to a specific target business, we may fail to consummate the business combination for any number of reasons, including those beyond our control, such as failure to obtain requisite shareholder approval. Any such event will result in a loss to us of the related costs incurred, which could materially and adversely affect subsequent attempts to locate and acquire or merge with another business.

Our board of directors may not accurately determine the fair market value of a target company, and, as a result, we may pay more than what the target business is actually worth.

The fair market value of the target company will be determined in the reasonable discretion of our board of directors. Our board of directors may, but is not required to, obtain an opinion from an investment banking firm or other valuation expert to confirm its determination of fair market value unless the target business is affiliated with one of our directors, officers, special advisors or initial stockholders. If our board of directors, or any investment banking firm or other expert upon whose opinion our board may rely, overestimates the fair market value of a company that we acquire, then the value of our securities could be adversely affected.

If we do not conduct an adequate due diligence investigation of a target business that we acquire, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the revenues and/or profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses prior to the consummation of a business combination. Intensive due diligence is time consuming and expensive, primarily due to the costs associated with the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will uncover all material issues relating to a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our due diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in our reporting losses. Charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

We may issue shares of our capital stock or debt securities to complete a business combination, which could reduce the percentage ownership interest of investors in this offering, cause a change in control or result in significant restrictions on the operation of our business.

Our amended and restated certificate of incorporation authorizes the issuance of up to 60,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the over-allotment option), there will be 8,000,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants and the unit purchase option granted to Lazard Capital Markets) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this prospectus, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the percentage ownership interest of investors in this offering;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•

may cause a change in control if a substantial number of our shares of common stock are issued, which may affect our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, this could result in:

•	significant restrictions on the operations of our business and the ability to pay dividends;

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay indebtedness, even if we make all principal and interest payments when due, if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	our immediate payment of all principal and accrued interest, if any, if any debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding; and

•	other disadvantages compared to our competitors who have less debt.

Our directors and officers, or their affiliates, may purchase additional shares of our common stock, which makes it possible that we can complete an acquisition of a business, even over the objections of unaffiliated stockholders.

All of our existing stockholders have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This agreement does not apply to shares acquired by them subsequent to the completion of this offering. Although they have not committed to do so, our directors and officers (or their affiliates) may purchase additional shares of our common stock at any time, including prior to a special meeting at which stockholders will be asked to vote on a proposed business combination. In making these purchases, our directors and officers (or their affiliates) may be purchasing common stock from stockholders who otherwise may have voted against the business combination proposal. Some of these stockholders otherwise may have had enough shares to defeat a business combination by exercising conversion rights granted to stockholders who vote against a business combination. Our directors and officers may vote shares that they purchase in the open market any way that they choose with respect to a proposed business combination. Accordingly, such purchases may make it more likely—but not assured—that: (i) a majority of shares will be voted in favor of the proposed business combination and (ii) that no single stockholder or block of stockholders will accumulate the one-third of shares needed in order to defeat a business combination proposal by voting to reject the business combination and electing to exercise their conversion rights.

If TTG Advisers ceases to serve as MVC Capital’s investment advisor we may no longer have access to its resources.

Our corporate sponsor, MVC Capital, is a publicly traded closed-end management investment company that is currently managed by TTG Advisers. We will depend, in part, on the resources of MVC Capital and, through MVC Capital, TTG Advisers, to help us in identifying and consummating a business combination. If TTG Advisers ceases to be the investment adviser of MVC Capital, there can be no assurance that it will continue to provide us with access to its resources. In such case we would depend on the investment adviser to MVC Capital that replaces TTG Advisers to provide us with access to its resources. We can make no assurance that such replacement adviser would have the same range of resources as TTG Advisers, which could adversely affect our ability to consummate a business combination.

Our ability to effect a business combination successfully and to operate successfully thereafter will be wholly dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements and demands of operating a public company, which could require us to expend time and resources helping them to become familiar with such requirements. This process could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge of the industry of a target business.

We cannot assure you that our officers and directors will have experience or significant knowledge relating to the business of any target company. We would likely seek the assistance of third parties to evaluate such a potential target business. However, we may not evaluate adequately all of the potential risks of acquiring such target business. As a result, it may not be the most favorable business combination that we could consummate.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and, as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company following the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. We believe, however, that the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when they allocate their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in other business endeavors (none of which is a blank check company) and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, this could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us, and we may lose a potential transaction.

Our officers, directors and their affiliates may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. MVC Capital, MVC Partners, Dr. George and Mr. Pinto have executed letter agreements providing us with a right of first review with respect to all potential target businesses with a fair market value in excess of $250 million that come to their attention, and TTG Advisers and Mr. Tokarz have executed similar letter agreements with MVC Capital, which is, in turn obligated to provide information about such opportunities to us. Each of these individuals and entities may, however, have conflicts of interest in determining to which entity a particular business opportunity should be presented, particularly with respect to entities with a fair market value of less than $250 million. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may lose a potential transaction.

Certain of our officers and directors own shares of our common stock issued prior to the offering. These shares will not participate in liquidation distributions if we do not consummate a business combination and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Most of our directors and officers beneficially own shares of our common stock that were issued prior to this offering. Such individuals have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering as well as any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interests.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange prior to the completion of a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to the relatively more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•

a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with a business having a fair market value of at least 80% of the balance of the trust account at the time of such acquisition, although this may entail the simultaneous acquisitions of several target businesses at the same time. If we consummate a business combination with only a single target business, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. We would also be unable to diversify our operations or spread risks or offset losses across varied operations, unlike other entities with the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon us.

We may seek to simultaneously acquire several target businesses with the proceeds of this offering, which may make our initial business combination more difficult to consummate.

If we seek to simultaneously acquire several target businesses and such businesses are owned by different sellers, each of the sellers must agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations. This condition may make it more difficult for us and delay our ability to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public stockholders who wish to convert their shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the stockholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the DTC’s DWAC System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus be unable to convert their shares.

Because of our limited resources, certain restrictions in our amended and restated certificate of incorporation and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination, or any business combination at all.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience in identifying and concluding business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. As a result, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only              of the              blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that fewer attractive target businesses are available to entities similar to our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing required to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds of this offering in search of a target business or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. Recent turmoil in the credit markets has greatly reduced the availability of debt financing. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. Any failure to secure additional financing would have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

There is currently no market for our securities, and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more unsuccessful proposed business combinations, the filing of periodic reports containing unfavorable disclosure with the SEC and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon completion of this offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming that they do not purchase any additional units in this offering). Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.005 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their initial shares of common stock at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 31.9% or $3.19 per share (the difference between the pro forma net tangible book value per share of $6.81 and the initial offering price of $10.00 per unit), assuming that the over-allotment option has not been exercised and our existing stockholders have forfeited an aggregate of 750,000 shares as a result.

Our outstanding warrants and option may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 20,000,000 shares of common stock as part of the units offered by this prospectus and the insider warrants to purchase 5,000,000 shares of common stock. In addition, we will grant an option to purchase 1,000,000 units to Lazard Capital Markets which, if exercised, will result in the issuance of an additional 1,000,000 warrants. To the extent that we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our outstanding warrants and option may make it more difficult to effect a business combination or increase the cost of acquiring the target business. Additionally, the exercise, or even the possibility of exercise, of the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing.

If our existing stockholders or the purchaser of the insider warrants exercise their registration rights with respect to their initial shares or insider warrants and underlying securities, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares are released from escrow. Additionally, the purchasers of the insider warrants is entitled to demand that we register the resale of its insider warrants and underlying shares of common stock at any time after we consummate a business combination. If such securityholders exercise their registration rights with respect to all of their securities, then there will be an additional 5,750,000 shares (or 5,000,000 shares if the over-allotment option is not exercised) of common stock and 5,000,000 warrants (as well as 5,000,000 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing a business combination.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2008. If we fail to maintain adequate internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target business with which we seek to complete a business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of their internal controls. The development of the internal controls of any such entity to comply with the Sarbanes-Oxley Act may increase the time and expense necessary to complete or integrate any such business combination. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding this possibility, we do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act.

If we are nevertheless deemed to be an investment company under the Investment Company Act, we may be subject to restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments;

•	restrictions on our use of leverage; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would entail additional expense for which we have not allotted funds.

The determination of the offering price of our units and insider warrants is more arbitrary than the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants, as well as the price of the insider warrants, were negotiated between us and Lazard Capital Markets. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, and the insider warrants include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of securities by those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	prior to the consummation of our initial business combination, we will submit any business combination to our stockholders for approval;

•

we may consummate our initial business combination if (i) it is approved by a majority of the shares of common stock voted by the public stockholders, (ii) a majority of our stockholders vote in favor of the amendment to extend our corporate life described above and (iii) public stockholders owning less than one-third of the shares purchased by the public stockholders in this offering both vote against the business combination and exercise their conversion rights;

•

if our initial business combination is approved and consummated, public stockholders who voted both against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

•

if a business combination is not consummated within the time period specified in this prospectus, then we will be dissolved and will distribute to all of our public stockholders their pro rata share of the trust account; and

•

we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of the balance of the trust account at the time of such business combination.

Our amended and restated certificate of incorporation prohibits the amendment of the above-described provisions. However, the validity of provisions prohibiting amendment of the certificate of incorporation under Delaware law has not been settled. A court could conclude that the prohibition on amendment violates the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we have agreed not to take any action to waive or amend any of these provisions.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect a business combination with a company located outside of the United States. If we were to do so, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion, exchange rate controls or corporate withholding taxes on dividend payments to individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	reporting and accounting requirements in the home jurisdiction;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency and exchange rate fluctuations;

•	challenges in collecting accounts receivable;

•	cultural and language differences; and

•	employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements, and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates likely will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in such other jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties against our directors and officers under federal securities laws.

A business we acquire may be subject to extensive government regulation, which could negatively impact our operations if we are successful in completing a business acquisition.

Certain industries in which a target business may operate could be extensively regulated by the federal government, any states in which such business has operations or any foreign government. We cannot assess which laws and regulations may apply to a target business because we have not had any discussions with potential target businesses and do not know in which industry a potential target business may operate. The existence of government regulations that apply to a potential target business, or changes in such regulations, which are subject to occur, could create delays in bringing products or services to market, effect a target business’ ability to grow into new markets, and impose costs that would affect profitability, among other things. In addition, the failure to properly comply with government regulations could subject a target business to fines and penalties.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over- Allotment Option		Over-Allotment Option Exercised in Full
Gross proceeds
From offering	$200,000,000		$230,000,000
From private placement	5,000,000		5,000,000

Total gross proceeds	$205,000,000		$235,000,000

Offering expenses(1)
Underwriting discount (7% of gross proceeds from offering, 4% of which is payable at closing and 3% of which is payable upon consummation of a business combination)	$8,000,000	(2)	$9,200,000	(2)
Legal fees and expenses	450,000		450,000
Printing and engraving expenses	75,000		75,000
Accounting fees and expenses	60,000		60,000
SEC registration fee	12,971		12,971
FINRA filing fee	43,000		43,000
American Stock Exchange filing and listing fee	70,000		70,000
Miscellaneous expenses	79,734		79,734

Total offering expenses	$8,790,705		$9,990,705

Net proceeds before payment of deferred underwriting fees
Held in trust	$196,009,295		$224,809,295
Not held in trust	200,000		200,000

Total net proceeds	$196,209,295		$225,009,295

Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(3)(4)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$2,230,000		$2,230,000
Legal and accounting fees relating to SEC reporting obligations	200,000		200,000
Payment of administrative fees to JP Capital Advisors ($10,000 per month for two years)	240,000		240,000
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	530,000		530,000

Total	$3,200,000		$3,200,000

(1)	$25,000 of the offering expenses have been paid from the funds we received from MVC Capital described below. We expect to repay these funds out of the proceeds of this offering available to us. These expenses are estimates only. Our actual expenditures for some of these items may differ from the estimates set forth herein.
(2)	No discounts or commissions will be paid with respect to the purchase of the insider warrants. For purposes of presentation, the underwriting discounts are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $6,000,000, or $6,900,000 if the over-allotment option is exercised in full, all of which will be deposited in trust following the consummation of the offering, is payable to the underwriters only if and when we consummate a business combination.

(3)	The amount of proceeds not held in trust will remain constant at $200,000 even if the over-allotment option is exercised. In addition, $3,000,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.
(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

In addition to the offering of units by this prospectus, MVC Partners, a wholly owned portfolio company of MVC Capital, has committed to purchase the insider warrants (for an aggregate purchase price of $5,000,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from this purchase will be placed in the trust account described below.

$191,009,295, or $219,809,295 if the over-allotment option is exercised in full, of net proceeds of this offering, plus the $5,000,000 we will receive from the sale of the insider warrants, will be placed in a trust account at JPMorgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, as trustee. This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering (approximately $0.30 per share) that is being deferred by them until we consummate a business combination. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest income that may be released to us of (i) up to $3,000,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any additional amounts we may need to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

We have agreed to pay JP Capital Advisors a monthly fee of $10,000 for certain administrative, technology and secretarial services. Dr. George and Mr. Pinto are the current stockholders of JP Capital Advisors. This arrangement is being agreed to by JP Capital Advisors for our benefit and is not intended to provide Dr. George, Mr. Pinto, any member of our management team, any other special advisor or any of our directors with compensation in lieu of a salary or other remuneration. We believe, based on rents and fees for similar services in the Westchester County area, that the fee charged by JP Capital Advisors is at least as favorable as we could have obtained from any unaffiliated person. The arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders.

Other than the $10,000 monthly fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, stockholders or any of their affiliates, prior to, or for any services they render in order to effect, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as searching for and identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations or meet with their representatives or owners. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us outside of the trust account for our search for a business combination will be approximately $200,000. In addition, interest earned on the funds held in the trust account, up to $3,000,000, may be released to us to fund our working capital requirements. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We intend to use the excess working capital (approximately $530,000) for director and officer liability insurance premiums (approximately $180,000 for a 24 month period), with the balance of $350,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

While we are not obligated to engage any of the underwriters to assist us with locating a target business following this offering, we are not restricted from doing so. If we were to do so, we may pay a fee to them for their services for assisting us in locating a target business. To the extent that our capital stock or borrowed funds are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account that are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways, including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees that we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, MVC Partners has agreed to advance us the funds necessary to complete such liquidation (currently anticipated not to exceed approximately $50,000) and has agreed not to seek repayment of such expenses.

MVC Partners has advanced $200,000 to us, which was used to pay our SEC registration fee, our Financial Industry Regulatory Authority, Inc. or FINRA filing fee and a portion of our American Stock Exchange listing fee, our legal and audit fees and expenses. This loan is repayable without interest on the consummation of this offering and will be repaid out of the proceeds of this offering not being placed in the trust account.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of our initial business combination, the underwriters will be entitled to receive the deferred portion of their discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account, the underwriters have agreed (i) on our liquidation to forfeit any rights or claims to the deferred underwriting discounts and commissions then in the trust account and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions to the public stockholders on a pro rata basis.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.

At November 21, 2007, our net tangible book value was a deficiency of $3,000, or approximately $0.00 per share of common stock. After giving effect to the sale of 20,000,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at November 21, 2007 would have been $124,894,873 or $6.81 per share, representing an immediate increase in net tangible book value of $6.81 per share to the existing stockholders and an immediate dilution of $3.19 per share or 31.9% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $65,336,422 less than it otherwise would have been because if we effect a business combination, the conversion rights of the public stockholders (but not our existing stockholders) may result in the conversion into cash of up to 33.33% less one share of the aggregate number of the shares underlying the units sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $6,000,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares underlying the units sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$10.00
Net tangible book value before this offering	$0.00
Increase attributable to new investors and private sales	6.81
Pro forma net tangible book value after this offering		6.81	(1)
Dilution to new investors		$3.19	(1)

(1)	Assumes the over-allotment option has not been exercised and our initial stockholders have forfeited an aggregate of 750,000 shares of common stock as a result.

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Existing stockholders	5,000,000	(1)	20.0%	$25,000	0.01%	$0.005
New investors	20,000,000		80.0%	$200,000,000	99.99%	$10.00

	25,000,000		100.0%	$200,025,000	100.0%	$8.00

(1)	Assumes the over-allotment option has not been exercised and our initial stockholders have forfeited an aggregate of 750,000 shares of common stock as a result.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(3,000)
Net proceeds from this offering and private placement	190,209,295
Offering costs paid in advance and excluded from net tangible book value before this offering	25,000
Less: Proceeds held in trust subject to conversion to cash ($196,009,295 × one-third less one share)(1)	(65,336,422)

$124,894,873

Denominator:
Shares of common stock outstanding prior to this offering(2)	5,000,000
Shares of common stock included in the units offered	20,000,000
Less: Shares subject to conversion (20,000,000 x 33.33% less one share)	(6,666,666)

18,333,334

(1)	Includes a pro rata portion of the deferred underwriting discounts and commissions (approximately $0.30 per share) that will be distributed to public stockholders electing to convert their shares.
(2)	Assumes the over-allotment option has not been exercised and our initial stockholders have forfeited an aggregate of 750,000 shares of common stock as a result.

CAPITALIZATION

The following table sets forth our capitalization at November 21, 2007 and as adjusted to give effect to the sale of our units and the insider warrants and the application of the estimated net proceeds derived from the sale of such securities:

	November 21, 2007
	Actual	As Adjusted(1)
Note payable to stockholder(2)	$200,000	$—

Common stock, -0-, actual and 6,666,666 shares which are subject to possible conversion, at conversion value(3)	—	65,336,422

Stockholders’ equity:
Preferred stock, par value $0.0001 per share, 1,000,000 shares authorized; none issued or outstanding	—	—

Common stock, par value $0.0001 per share, 10,000,000 shares authorized(4); 5,750,000 shares issued and outstanding, actual; 18,333,334 shares issued and outstanding (excluding 6,666,666 shares subject to possible conversion), as adjusted(5)	575	1,833
Additional paid-in capital	24,425	124,896,040
Deficit accumulated during the development stage	(3,000)	(3,000)

Total stockholders’ equity:	22,000	124,894,873

Total capitalization	$222,000	$190,231,295

(1)	Includes the $5,000,000 we expect to receive from the sale of the insider warrants.
(2)	The note payable issued to MVC Partners is non-interest bearing and is payable on the earlier of November 20, 2008 or the consummation of this offering.
(3)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 33.33% of the aggregate number of shares less one share sold in this offering, or 6,666,666 shares, at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.80 per share (or approximately $9.77 per share if the underwriters’ over-allotment option is exercised in full)), including the deferred underwriting discounts and commissions and including accrued interest, net of any interest previously released to us, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering.
(4)	On the date of this prospectus, our certificate of incorporation will be amended to increase the number of authorized shares of common stock from 10,000,000 to 60,000,000 shares.
(5)	Assumes the over-allotment option has not been exercised and our initial stockholders have forfeited an aggregate of 750,000 shares of common stock as a result.

If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our existing stockholders) may result in the conversion into cash of up to one-third, less one share of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $6,000,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon not previously released to us for working capital requirements and tax obligations, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, our non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were formed on October 16, 2007 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the percentage ownership interest of investors in this offering;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•

may cause a change in control if a substantial number of our shares of common stock are issued, which may affect our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, this could result in:

•	significant restrictions on the operations of our business and the ability to pay dividends;

•	default and foreclosure on our assets, if our operating revenues after a business combination are insufficient to pay our debt obligations;

•

acceleration of our obligations to repay indebtedness even if we have made all principal and interest payments when due in the event that the debt security contains covenants requiring the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if any debt security is payable on demand;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such debt security is outstanding; and

•	other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare to raise capital through an offering of our equity securities.

As indicated in the accompanying financial statements, at November 21, 2007, we had $200,000 in cash and a working capital deficiency of $3,000. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through the receipt of $25,000 from the sale of an aggregate of 5,750,000 shares of common stock to MVC Partners, JP Capital Advisors, Andrew M. O’Shea, David Dittman and John J. Doran and a loan of $200,000 from MVC Capital that is more fully described below. We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $790,705 and underwriting discounts of approximately $14,000,000, or $16,100,000 if the over-allotment option is exercised in full, will be approximately $185,209,295, or $213,109,295 if the over-allotment option is exercised in full. However, the underwriters have agreed that $0.30 per unit of the underwriting discounts and commissions will be deferred and will not be payable unless and until we consummate a business combination. Accordingly,

$191,009,295, or $219,809,295 if the over-allotment option is exercised in full, plus the $5,000,000 we will receive from the sale of the insider warrants, will be held in trust. The remaining $200,000 will not be held in trust.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways, including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees that we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $200,000 of net proceeds not held in the trust account, plus the up to $3,000,000 of interest earned on the trust account balance that may be released to us as well as amounts necessary for our tax obligations, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds to identify and evaluate prospective acquisition candidates, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, select the target business to acquire and structure, negotiate and consummate the business combination. We anticipate that we will incur approximately:

•

$2,230,000 of expenses in connection with legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination;

•	$200,000 of expenses in connection with legal and accounting fees relating to our SEC reporting obligations;

•	$240,000 for the administrative fee payable to JP Capital Advisors ($10,000 per month for 24 months); and

•	$530,000 for general working capital that will be used to cover miscellaneous expenses, directors’ and officers’ liability insurance, general corporate purposes, liquidation obligations and reserves.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities, although we have not entered into any such arrangement and have no current intention of doing so.

Related Party Transactions

We are obligated, commencing on the date of this prospectus, to pay a monthly fee of $10,000 to JP Capital Advisors for general and administrative services.

MVC Partners has advanced $200,000 to us, which was used to pay our SEC registration fee, our FINRA filing fee and a portion of our American Stock Exchange listing fee, our legal and audit fees and expenses. This loan is repayable without interest on the consummation of this offering and will be repaid out of the proceeds of this offering not being placed in the trust account.

MVC Capital, through its wholly owned portfolio company, MVC Partners, has committed to purchase an aggregate of 5,000,000 warrants at $1.00 per warrant (for a total purchase price of $5,000,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on October 16, 2007. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business, which we refer to as our initial business combination. Our efforts to identify a prospective target business will not be limited to a particular location or industry. To date, our efforts have been limited to organizational activities and activities related to this offering.

We will seek to capitalize on the significant investing and private equity experience of our officers and directors, including Michael Tokarz, Phillip T. George, M.D. and James J. Pinto. Mr. Tokarz is currently Chairman of MVC Capital (NYSE: MVC), our corporate sponsor, and the head of TTG Advisers, the investment advisor to MVC Capital. Before his involvement with MVC Capital, Mr. Tokarz was a general partner of Kohlberg Kravis & Roberts & Co., or KKR, for 17 years. Dr. George co-founded Trivest, Inc., a middle market private equity firm, and served as its Chairman for 16 years. During this time, Dr. George participated in raising more than $250 million of equity capital for Trivest and was instrumental in the acquisition and recapitalization of companies with an aggregate value in excess of $1.3 billion. Mr. Pinto is the President of PFG, Inc., formerly known as The Private Finance Group, a merchant banking and venture capital firm established by Mr. Pinto in 1990. Over the course of his career, Mr. Pinto has participated in numerous transactions, with a particular emphasis on investments involving corporate turnarounds and restructurings, as well as telecommunications investments. Mr. Tokarz, Dr. George and Mr. Pinto have invested in private investments together since 2000, and Dr. George and Mr. Pinto have made investments together since 1982.

We will have access to the resources of MVC Capital and TTG Advisers to help us in identifying and consummating a business combination. MVC Capital is a publicly traded closed-end management investment company that provides equity and debt investment capital to fund growth, acquisitions and recapitalizations of small and middle-market companies in a variety of industries. MVC Capital has elected to be regulated as a business development company under the Investment Company Act, and as such is required to make significant managerial assistance available to its portfolio companies. As of July 31, 2007, MVC Capital held investments valued in excess of $316 million in 39 companies from a diverse range of industries, including manufacturing, automotive retailing, consumer goods and services, retail, healthcare, financial services, energy and technology in the United States, the Czech Republic, Germany and Latvia. As of July 31, 2007, MVC Capital held 25% or more of the voting securities of 14 of these 39 companies.

MVC Capital’s equity and debt investments generally range between $3 million and $25 million each, although it occasionally invests smaller or greater amounts of capital depending upon the particular investment. While MVC Capital does not adhere to a specific equity and debt asset allocation mix, as a registered investment company at the close of each quarter no more than 25% of the value of its total assets may be invested in the securities of one issuer (other than U.S. government securities), or of two or more issuers that are controlled by it and are engaged in the same or similar or related trades or businesses.

TTG Advisers’ investment team, headed by Mr. Tokarz, has a dedicated origination and transaction development investment team with significant experience in private equity, leveraged finance, investment banking, distressed debt transactions and business operations. The members of the investment team have invested in and managed businesses during both recessionary and expansionary periods and through full interest rate cycles and financial market conditions. At July 31, 2007, TTG Advisers had nine full-time investment professionals and three additional employees who devoted a portion of their time to investment matters. In addition, on the same date TTG Advisers employed three other full-time professionals who, with the part-time assistance of two other employees, managed the operations of MVC Capital and provided investment support functions both directly and indirectly to its portfolio companies.

MVC Capital has an extensive network of investment referral relationships, including relationships with private mezzanine and equity investors, investment banks, business brokers, merger and acquisition advisors, financial services companies, law firms and accountants. Through this network and the contacts of TTG

Advisers’ investment professionals, we believe that MVC Capital frequently becomes aware of attractive acquisition candidates that require a larger capital commitment than MVC Capital typically invests. We believe that we are well-positioned to be informed of such opportunities and to take advantage of them to consummate an attractive business combination.

Additional Information regarding MVC Capital, Inc. and MVC Partners LLC

Our corporate sponsor, MVC Capital, holds its shares of our common stock, and will hold the insider warrants when they are issued, through MVC Partners, its wholly owned portfolio company. Although MVC Partners is currently a wholly owned portfolio company of MVC Capital, MVC Capital has disclosed that it is contemplating a spin-off of MVC Partners to the shareholders of MVC Capital. Following this spin-off, we anticipate that MVC Capital will no longer have any indirect ownership of our securities and MVC Partners would be expected to operate as a public company subject to the oversight and control of a board of directors, a majority of whose members would be independent of TTG Advisers. Details regarding the spin-off are being considered and its specific terms will be subject to the consideration and approval of MVC Capital’s board of directors.

Following the spin-off, we anticipate that we will continue to access the resources of TTG Advisers, through its agreement with MVC Capital, and of MVC Partners. In addition, we have entered into a letter agreements with MVC Capital and MVC Partners that provide us with a right of first review with respect to all potential target businesses with a fair market value in excess of $250 million that come to their attention. MVC Capital has also entered into letter agreements with TTG Advisers and Mr. Tokarz pursuant to which TTG Advisers and Mr. Tokarz will provide MVC Capital with information concerning all potential target businesses with a fair market value in excess of $250 million that come to their attention. MVC Capital has, in turn, agreed to provide all such information to us. As a result of these arrangements, we believe that our business would be unaffected by the spin-off.

Our Competitive Advantages

We believe that we have the following competitive strengths, which will help us consummate an attractive business combination opportunity. However, we cannot assure you that we will be able to locate a target business or that we will succeed in consummating a business combination.

Extensive Track Record in Mergers & Acquisitions

Before joining MVC Capital in 2003, Mr. Tokarz was a general partner of KKR for 17 years, where he participated in a wide range of leveraged buyouts, financings, restructurings and dispositions, including Safeway, Beatrice Foods, Walter Industries and Conseco. Dr. George sponsored acquisitions and recapitalizations of middle market companies totaling more than $1.3 billion over 14 years at Trivest. Mr. Pinto has been the President of PFG, Inc. (formerly The Private Finance Group) since 1990. Mr. Pinto has participated in numerous transactions, with a particular emphasis on investments involving corporate turnarounds and restructurings, as well as telecommunications investments in emerging markets, including Russia, where he has been an investor for more than 10 years.

Value-Added Investment Approach

Our executives and directors have significant experience working with companies in an executive or advisory capacity to help them grow. MVC Capital, Inc. has elected to be regulated as a business development company under the Investment Company Act, and as such is required to make significant managerial assistance available to its portfolio companies. As a result, Mr. Tokarz and his team proactively work with their portfolio companies to build value. Mr. Tokarz currently serves as chairman of the board of directors of Walter Industries, Inc. and is also on the board of directors of several other companies, including Ohio Medical Corp., Conseco, Inc., Mueller Water Products, Inc. and IDEX Corporation. Previously, Mr. Tokarz served on the board of directors for Evenflo Company, Inc., Nexstar Financial Corporation, United Fixtures Co., Safeway, Inc., RJR Nabisco Holdings Corp., Beatrice Foods Corporation, ConAgra Foods, Inc. and Lomonosov Porcelain Company

(Russia). Mr. Tokarz was also elected one of the ten Best Corporate Directors in the United States for 2007 by the Outstanding Directors Exchange and Agenda Magazine. Dr. George was a co-founder and served as Chairman and Chief Executive Officer of Brava LLC, a medical device company. Mr. Pinto has served on the board of directors of a number of public companies, including, most recently, Bristol Hotels & Resorts (formerly NYSE:BH), which was taken private, and Moscow CableCom Corp. (formerly Nasdaq: MOCC).

Proprietary Deal Flow

Our officers and directors, MVC Capital and TTG Advisers have an extensive network of personal and professional contacts and investment referral relationships, including relationships with private mezzanine and equity investors, investment banks, business brokers, merger and acquisition advisors, financial services companies, law firms and accountants through which we expect to source acquisition opportunities. As of July 31, 2007, 68% of MVC Capital’s investment portfolio was comprised of investments where MVC Capital was the lead or sole investor. We believe that these networks will continue to source proprietary acquisition opportunities to enable us to consummate our initial business combination. Mr. Pinto and Dr. George have been co-investing since 1982, and over the last 20 years have developed a network of institutions and individuals, including investment banks, accountants and attorneys, that provide them with investment opportunities, including acquisitions, restructuring situations and buyouts, on an ongoing basis.

International Expertise

Our executive team has significant experience sourcing and consummating unique acquisitions in foreign jurisdictions. MVC Capital has made investments in the Czech Republic, Germany and Latvia. Furthermore, Mr. Pinto has been an investor in Canada and the United Kingdom, among other countries, and emerging markets, such as Russia, including the public disposition of a minority interest in Moscow CableCom, which was sold to Renova Media Enterprises Ltd. in July 2007 for approximately $185 million.

Assistance of MVC Capital and TTG Advisers

MVC Capital has agreed, through TTG Advisers, to make investment professionals of TTG Advisers located in its offices in Purchase, New York and Chicago, Illinois available, at no cost to us, to actively source, evaluate and assist us in the due diligence of a target company.

Investment Criteria

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. We may decide, however, to enter into a business combination with a target business or businesses that does not meet these criteria and guidelines.

•

Strong Competitive Industry Position. We will seek to acquire businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and develop or sustain profitability and deliver strong free cash flow.

•

Companies with Strong Free Cash Flow Characteristics. We will seek to acquire companies that have a history of, or potential for, strong, stable free cash flow generation. We will focus on companies that have or are expected to build predictable, recurring revenue streams and an emphasis on low working capital and capital expenditure requirements.

•

Established Companies with Proven Track Records. We will generally seek to acquire established companies with strong historical financial performance. We will typically focus on companies with a history of strong operating and financial results. However, we may acquire a company undergoing a turnaround that demonstrates strong prospects for future growth. We do not intend to acquire start-up companies.

•

Platform for Strong and Experienced Management Team. We will seek to acquire businesses that either have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We believe the significant contacts of MVC Capital and Mr. Tokarz would also help us to access a management team that strengthens the business we acquire. We will focus on management teams with a proven track record of delivering revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of Mr. Tokarz, Dr. George and Mr. Pinto and our other officers and directors will complement, not replace the target’s management team.

•

Diversified Customer and Supplier Base. We will seek to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

Effecting a Business Combination

General

We are not engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of these to consummate a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward consummating a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company that does not need substantial additional capital but which desires to establish a public trading market for its securities, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various U.S. federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we probably will have the ability, as a result of our limited resources, to effect only a single business combination.

We have not identified a target business or target industry

To date, we have not selected any target business or target industry on which to concentrate our search for a business combination. Our officers and directors have neither individually identified nor considered a target business nor have they had any discussions regarding possible target businesses amongst themselves or with our underwriters or other advisors. None of our officers, directors, promoters or other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. In addition, we have not, nor has anyone acting on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We also have not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the limitation that a target business have a fair market value of at least 80% of the balance of the trust account at the time of the acquisition, as described below in greater detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates that we intend to target. We anticipate that target business candidates will be brought to our attention from various affiliated sources, including our officers, directors, special advisors, MVC Capital, TTG Advisers and unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. MVC Capital, MVC Partners, Dr. George and Mr. Pinto have granted us a right of first review with respect to all potential target businesses with a fair market value in excess of $250 million that come to their attention. MVC Capital has also entered into letter agreements with TTG Advisers and Mr. Tokarz pursuant to which TTG Advisers and Mr. Tokarz will provide MVC Capital with information concerning all potential target businesses with a fair market value in excess of $250 million that come to their attention. MVC Capital has, in turn, agreed to provide all such information to us. Target businesses may be brought to our attention by unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. These sources may also introduce us to target businesses they believe we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and be familiar with our investment criteria. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions but will retain advisors as they deem necessary to assist them in their due diligence efforts. In no event, however, will any of our existing officers, directors, stockholders or special advisors, or any entity with which they are affiliated, be paid, from us or a target business, any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effect, the consummation of a business combination (regardless of the type of transaction that it is), except for reimbursement for any actual out-of-pocket expenses. If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or stockholders or their affiliates, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. However, as of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

We will not acquire an entity with which any of our officers or directors, through their other business activities, is currently having acquisition or investment discussions. We also do not anticipate acquiring an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions, nor do we anticipate acquiring an entity that is either a portfolio company of, or has otherwise received a financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with our management.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of the balance of the trust account at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Other than the general criteria described in “Proposed Business—Introduction,” we have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These factors are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass meetings with incumbent management and inspection of facilities, as well as review of financial and other information that is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We intend to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, it is unlikely we would continue negotiations with such target business. However, in no event will we enter into a definitive agreement for a business combination with a target business unless such entity executes a waiver agreement.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Additionally, while we are not obligated to engage any of the underwriters to assist us with locating a target business following this offering, we are not restricted from doing so. If we did, we may pay a fee to them for their services for assisting us in locating a target business.

Fair market value of target business

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the trust account at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of the balance of the trust account.

We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (which would be at least 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the balance of the trust account.

In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through an offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential revenues, earnings and cash flow, book value or a combination of these criteria).

If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with a business combination and that such independent investment banking firm will be a consenting expert. As the opinion will be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our stockholders will be entitled to rely on such opinion. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. Accordingly, whether the independent investment banking firm allows stockholders to rely on their opinion will not be a factor in determining which firm to hire. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business has, or target businesses have, sufficient fair market value to meet the threshold criterion.

Lack of business diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities, which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we decide to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments, our securities or a combination of both for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not be able to recruit additional managers, or any such additional managers we do recruit may not have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only in connection with the vote to approve a business combination. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, or the Exchange Act, which will include a description of the operations of the target business and audited historical financial statements of the target business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors who own shares, have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement will not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Accordingly, they may vote those shares on a proposed business combination any way they choose. We will proceed with the business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination (which includes the votes relating to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders) and (ii) public stockholders owning less than one-third of the shares sold in this offering exercise their conversion rights.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of any interest income on the trust account balance previously released to us to pay our tax obligations and net of interest income of up to $3,000,000 previously released to us to fund our working capital requirements (calculated as of two business days prior to the consummation of the proposed initial business combination), divided by the number of shares included in the units sold in this offering. The initial per-share conversion price would be approximately $9.80 (or approximately $9.77 per share if the over-allotment option is exercised in full), or $0.20 less than the per-unit offering price of $10.00 ($0.23 less if the over-allotment is exercised in full).

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using DTC’s DWAC System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. Because we do not have any control over this process, however, it may take significantly longer than we anticipated. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent typically will charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting—the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the proposed business combination. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they may hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to each tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

We will not complete any business combination if public stockholders owning one-third or more of the shares sold in this offering both exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning up to one-third of the shares sold in this offering, less one share, may exercise their conversion rights and the business combination will still go forward. We have set the conversion percentage at one-third of the shares sold in this offering in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.20 of net sales proceeds for, the warrants included in the units, or persons who purchase common stock in the aftermarket at a price in excess of $9.80 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Ability of directors and officers to buy additional shares of our common stock

Although they have not committed to do so, our directors and officers (or their affiliates) may purchase additional shares of our common stock at any time, including prior to a special meeting at which stockholders will be asked to vote on a proposed business combination. In making these purchases, our directors and officers (or their affiliates) may be purchasing common stock from stockholders who otherwise may have voted against the business combination proposal. Some of these stockholders otherwise would have had enough shares to defeat a business combination by exercising conversion rights granted to stockholders who vote against a business combination. Our directors and officers may vote shares that they purchase in the open market any way that they choose with respect to a proposed business combination.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until             , 2010 [twenty four months from the date of this prospectus]. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life by                     , 2010 [twenty four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination by                     , 2010 [twenty four months from the date of this prospectus], we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effect such distribution. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, MVC Partners has agreed to advance us the funds necessary to complete such liquidation (currently anticipated not to exceed approximately $50,000) and have agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $9.80. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. MVC Partners has agreed, pursuant to agreements with us and Lazard Capital Markets that, if we liquidate prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only if, and to the extent, the claims reduce the amounts in the trust account. We cannot assure you, however, that MVC Partners would be able to satisfy those obligations. Furthermore, MVC Partners will not have any liability as to any claimed amounts owed (i) to a third party (including target businesses) who executed a waiver and (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. If a claim was made that resulted in MVC Partners having liability and it refused to satisfy its obligations, we would have a fiduciary obligation to bring an action against MVC Partners to enforce our indemnification rights and would accordingly bring such an action against MVC Partners. Accordingly, the actual per-share liquidation price could be less than approximately $9.80, plus interest, due to claims of creditors. Furthermore, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least approximately $9.80 per share.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after                     , 2010 [twenty four months from the date of this prospectus] and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $9.80 due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                     , 2010 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination that may compete with us for business targets. Additionally, we may be subject to competition from entities having a business objective similar to ours, including venture capital firms, leveraged buyout firms and operating businesses looking to expand their operations through the acquisition of a target business or businesses. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business or businesses. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

•

our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

•	our outstanding warrants and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the U.S. public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 287 Bowman Avenue, Purchase, New York 10577. JP Capital Advisors has agreed to provide us with certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, at this location pursuant to a letter agreement between us and JP Capital Advisors. The cost for the services to be provided to us by JP Capital Advisors is $10,000 per month. We believe, based on rents and fees for similar services in the Westchester county area, that the fee charged by JP Capital Advisors is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, we expect that they will spend more time investigating such target business and negotiating and processing the business combination (and consequently devote more time to our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of a business combination, although TTG Advisers, through MVC Capital, has indicated to us that they will make available to us, at no cost, the services of certain of their employees to assist us in our search for a target business. These individuals will not be required to devote any specific number of hours to our matters.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Exchange Act and are subject to reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC.

In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with U.S. generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with U.S. generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with U.S. generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds:	$191,009,295 of the net offering proceeds plus the $5,000,000 we will receive from the sale of the insider warrants will be deposited into a trust account at JPMorgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$167,400,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds:	The $191,009,295 of net offering proceeds plus the $5,000,000 we will receive from the sale of the insider warrants held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business:	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance of the trust account at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued:	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Lazard Capital Markets informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in one of these Form 8-Ks, or in a subsequent Form 8-K, information indicating if Lazard Capital Markets has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants:	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor:	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from

	Terms of Our Offering	Terms Under a Rule 419 Offering
	procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline:	Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs, and we will liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Interest earned on the funds in the trust account:

There can be released to us, from time to time, interest earned on the funds in the trust account (i) up to an aggregate of $3,000,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts necessary to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds:	Except for (i) up to $3,000,000 we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts that we may need to pay our tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Michael Tokarz	57	Chairman of the Board of Directors
Phillip T. George, M.D.	67	Vice-Chairman of the Board of Directors
James J. Pinto	56	Chief Executive Officer and Director
Peter Seidenberg	38	Chief Financial Officer
Andrew M. O’Shea	49	Secretary
David Dittman, Ph.D.	61	Director
John J. Doran	58	Director

Michael Tokarz has served as Chairman of our Board of Directors since our inception. Mr. Tokarz is currently the Chairman of MVC Capital, Inc. and the Managing Member of TTG Advisers, which is the investment adviser to MVC Capital. Mr. Tokarz also serves on numerous corporate boards of directors including Ohio Medical Corp., Conseco, Inc., Walter Industries, Inc., Mueller Water Products, Inc., IDEX Corporation, Dakota Growers Pasta Company, Inc., Athleta Corporation, Lomonosov Porcelain Company in Russia and Apertio Limited Partners in the United Kingdom. Mr. Tokarz was with Kohlberg Kravis & Roberts & Co. from 1985 until his retirement as a general partner in 2002. Mr. Tokarz joined the Continental Illinois National Bank & Trust Company of Chicago in 1973. At Continental Illinois, Mr. Tokarz’s responsibilities included numerous executive, managerial and commercial lending activities. From 1981 through 1984, Mr. Tokarz was manager of the Miami office of Continental Illinois and, in 1984, became Vice President and Manager of the New York and Eastern Regional Offices. His prior board positions include Evenflo Company, Inc., Nexstar Financial Corporation, United Fixtures Co., Safeway, Inc., RJR Nabisco Holdings Corp., Beatrice Foods Corporation and ConAgra Foods, Inc. in the United States and Kamaz A.O. in Russia. Mr. Tokarz is active on the endowment committee and Board of Trustees of the Rye YMCA in Westchester County and the Board of Directors of the Iona Preparatory School. He is also Chair of the Board of the University of Illinois Foundation and serves as an ex-officio member of all of the foundation’s committees. He serves as a member of the board of managers for Illinois Ventures, LLC and is the Chairman of the Illinois Emerging Technology Fund LLC. Mr. Tokarz was elected one of the ten Best Corporate Directors in the United States for 2007 by The Outstanding Directors Exchange and Agenda Magazine. Mr. Tokarz received a Bachelor of Arts degree in Economics, with High Distinction, from the University of Illinois at Urbana. He earned a Masters of Business Administration in Finance at the Graduate School of Business Administration, University of Illinois, Urbana, and subsequently earned a post-graduate certificate as a Certified Public Accountant.

Phillip T. George, M.D., has served as Vice-Chairman of our Board of Directors since our inception. Dr. George co-founded Trivest, Inc., a middle market private equity firm, in 1983 and served as its chairman and a member of its general partnership until 1999. He has participated in raising more than $250 million of equity capital for Trivest and was instrumental in the acquisition and recapitalization of companies valued in the aggregate in excess of $1.3 billion, in a variety of industries, including medical products and scientific equipment manufacturing, promotional products, apparel, circuit board manufacturing, truck bed liners, and aircraft maintenance and airline parts sales. Following Trivest, Dr. George organized and managed multiple investment partnerships and venture capital transactions. In 1996, he co-founded Brava, LLC, a medical device company involved in breast enlargement and reconstruction, and served as its Chairman and Chief Executive Officer through 2004, when he ceased serving as Chief Executive Officer and remained Chairman of the board of directors. He also has acquired private aviation charter, management and maintenance companies in addition to air cargo and aircraft leasing companies. Dr. George has served on the board of and was a co-founder of a number of public companies. In 1985, he invested with Dr. Phillip Frost and others in a company that later became the IVAX Corporation, a major generic pharmaceutical company listed on the American Stock Exchange. He served on the IVAX board from 1989 until 1995. IVAX was sold to Teva for $7.9 billion in 2006.

Dr. George currently serves as an independent director on the board of directors of Ohio Medical Corp., a significant investment of MVC Capital, and is a managing director of JP Capital Advisors. He had an active practice in major reconstructive and micro vascular surgery as well as aesthetic/cosmetic surgery in Miami, Florida from 1972 to 1990. Dr. George has been actively involved for 18 years on the Board of the University of Miami, where he recently served as the Chairman of the Executive and Medical School Committees. Dr. George received a Bachelor of Science degree from Pennsylvania State University and a medical degree from the University of Miami. He completed a General Surgical Residency at George Washington University Hospital and a Plastic and Reconstructive Surgical Residency at the University of California, San Francisco.

James J. Pinto has served as our Chief Executive Officer since our inception. Mr. Pinto is President of PFG, Inc., formerly known as The Private Finance Group, a merchant banking and venture capital firm established by Mr. Pinto in 1990. Prior to forming PFG, Mr. Pinto was a General Partner in Grace-Pinto LP, a $200 million fund formed in 1987 that completed a variety of transactions with closed-end funds in Canada, the United Kingdom and the United States. Over the course of his career, Mr. Pinto has participated in numerous transactions, with a particular emphasis on investments involving corporate turnarounds and restructurings, as well as telecommunications investments in various markets, including Russia, where he has been an investor for more than 10 years. He was an early investor in broadband spectrum and cellular telephone services. He has invested in companies operating in a wide range of industries, including financial institutions, consumer products, including sporting goods and toys, dental products, aerospace and industrial manufacturing, air cargo and aircraft leasing, automotive and trailer manufacturing, medical devices, medical claims processing software, oil and gas, and telecommunications. Mr. Pinto currently serves as an independent director on the board of directors of Ohio Medical Corp., a significant investment of MVC Capital. Mr. Pinto also serves on the board of directors of Claimtrust, Inc. and Westin Inc. and is a managing director of JP Capital Advisors. Mr. Pinto has also served on the board of directors of a number of public companies, including Bristol Hotels & Resorts, (formerly NYSE: BH), which was taken private, and the Moscow CableCom Corp., (formerly Nasdaq: MOCC), where he was also a member of the Audit Committee and the Special Committee of Disinterested Directors. Mr. Pinto has been licensed to practice law in New York state since 1977. His government service includes Assistant to the Administrator, Law Enforcement Assistance Administration, Department of Justice; service with the Department of Energy, International Trade and Emergency Preparedness and Counsel to the White House Conference on Coal. Mr. Pinto is a graduate of Georgetown University, from which he received a Bachelor of Arts degree in Urban Economics, and the Georgetown University Law Center, from which he received a Juris Doctor.

Peter Seidenberg has served as our Chief Financial Officer since our inception. Mr. Seidenberg currently serves as Chief Financial Officer of TTG Advisers, in addition to his service as Chief Financial Officer of MVC Capital, Inc. Mr. Seidenberg joined MVC Capital in April 2005. From September 2004 to April 2005, he served as a Principal of Nebraska Heavy Industries, where he worked on engagements including serving as the Chief Financial Officer of Commerce One, Inc. (formerly Nasdaq: MRC). From November 1999 to August 2004, Mr. Seidenberg served as the Director of Finance and Business Development and as Corporate Controller for Plumtree Software, Inc. (formerly Nasdaq: PLUM). Mr. Seidenberg has also worked at AlliedSignal and several small manufacturing companies, where he held roles in sales and general management. Mr. Seidenberg, on behalf of MVC Capital, sits on the board of Ohio Medical Corp. and serves as its Corporate Secretary. Mr. Seidenberg received a Bachelor of Science degree from Cornell University and a Master’s of Business Administration from the Johnson Graduate School of Management at Cornell University.

Andrew M. O’Shea has served as our Secretary and Director of Investor Relations since our inception. Mr. O’Shea is presently a consultant assisting companies in financial reporting and controls. From November 1995 until July 2007, he was employed by Moscow CableCom Corp. (formerly Nasdaq: MOCC) as Chief Financial Officer and Secretary, and as President and Chief Financial Officer of certain of its U.S.-based subsidiaries. Mr. O’Shea has also served in senior financial management capacities for companies in the distribution, financial services and construction industries. Mr. O’Shea was formerly employed by Price

Waterhouse and is a Certified Public Accountant. Mr. O’Shea received a Bachelor of Science degree in Business Administration with highest honors from Western New England College.

David Dittman has served as a member of our Board of Directors since our inception. Professor Dittman is the Hubert E. Westfall Professor of Accounting at the School of Hotel Administration at Cornell University, where he has taught finance and managerial accounting since 1990. He served as the E.M. Statler Professor and the Dean of the School of Hotel Administration from 1990 to 2000. Professor Dittman’s current research is in the area of managerial planning and control, specifically efficiency measures and the relationship between non-financial and financial measures of performance and strategic cost analysis. Professor Dittman’s work has been published extensively in accounting, hospitality and health care management journals. His articles have appeared in The Accounting Review, Journal of Accounting Research, Management Science, Annals of Operations Research, Journal of Accounting and Public Policy, Cornell Hotel and Restaurant Administration Quarterly, Hospitality Research Journal, Inquiry, Medical Care, Health Services Research, as well as in several other journals. Professor Dittman served on the board of directors and as chair of the Audit Committee of Bristol Hotels and Resorts (formerly NYSE: BH). He also served on the board of directors of Goodwill Industries International, and as a trustee for the American Hotel Foundation, the American Center for Food, Wine & the Arts, and the Educational Institute of the American Hotel and Lodging Association. Professor Dittman received his doctorate and Master’s of Arts degrees from Ohio State University and a Bachelor’s of Business Administration from the University of Notre Dame.

John J. Doran has served as a member of our Board of Directors since our inception. Since 1999 Mr. Doran has served as chairman of the board of directors of Claimtrust, Inc., a Florida based developer of medical claims processing software. Mr. Doran founded Citizens Medical Corporation, a company specializing in pharmacy benefits management where Mr. Doran was responsible for sales in excess of $1.3 billion at the time that it was acquired by a predecessor of Merck & Co., Inc. Mr. Doran has also served as a consultant to Marwood Group Research, LLC, a health care lobbying firm, and as general manager of new products, licensing and importing for the Clairol division of Bristol-Myers Squibb Company. In 2000 Mr. Doran founded the J. Doran Family Foundation, a private charitable foundation that provides aid and financial support to underprivileged children and non-profit organizations in the New England area. He is a charter member of the Trust Board for the Perkins School for the Blind and a trustee for the Italian Home for Children and for the North Cambridge Catholic High School. Mr. Doran received a Bachelor of Arts degree from the College of the Holy Cross and his Master’s of Business Administration from Harvard Business School.

Special Advisors

We may seek guidance and advice from special advisors. We will have no formal arrangements or agreements with these advisors to provide services to us and accordingly, they will have no fiduciary obligations to present business opportunities to us. These special advisors will provide advice, introductions to potential targets and assistance to us, at our request, only if they are able to do so. We believe that, with their business backgrounds and extensive contacts, they will be helpful to our search for a target business and our consummation of a business combination.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. We believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts and their transactional expertise should enable them to successfully identify and effect an acquisition.

Compensation of Officers and Directors

No officer or director has received any cash compensation for services rendered to us. Commencing on the date of the prospectus and through the acquisition of a target business or the distribution of the trust account to our public stockholders, we will pay JP Capital Advisors a monthly fee of $10,000 for certain administrative, technology and secretarial services. Dr. George and Mr. Pinto are the sole stockholders of JP Capital Advisors. This arrangement is being agreed to by JP Capital Advisors for our benefit and is not intended to provide Dr. George, Mr. Pinto, any member of our management team, any other special advisor or any of our directors with compensation in lieu of a salary or other remuneration. Other than the $10,000 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effect, the consummation of a business combination. However, such individuals will be reimbursed for any actual out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses, performing due diligence on suitable business combinations and travel expenses, meals and lodging incurred in visiting potential target businesses. There is no limit on the amount of these actual out-of-pocket expenses, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Board of Directors

Upon completion of this offering, our board of directors will be divided into three classes, with only one class of directors being elected in each year and each class serving a three-year term. Class I directors’ terms will expire at our first annual meeting of stockholders. Class II directors’ terms will expire at the second annual meeting. Class III directors’ terms will expire at the third annual meeting.

Director Independence

The American Stock Exchange requires that a majority of our board be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

We have determined that, upon consummation of this offering, each of David Dittman and John J. Doran will be an independent director as defined under the American Stock Exchange’s listing standards. We have invited four potential nominees from MVC Capital to serve on our board and expect that the majority of our board will be composed of independent directors prior to the consummation of this offering. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of at least three directors, each of whom will be an independent director under the American Stock Exchange’s listing standards. The audit committee’s duties, which will be specified in our Audit Committee Charter, will include:

•

reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate,” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that David Dittman satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

Corporate Governance Committee

Effective upon consummation of this offering, we will establish a corporate governance committee of the board of directors, which will consist of independent directors under the American Stock Exchange’s listing standards. The corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The corporate governance committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the corporate governance committee charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The corporate governance committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit his full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Although MVC Capital, MVC Partners, Mr. Tokarz, Dr. George and Mr. Pinto have executed letter agreements providing us with a right of first review with respect to target businesses with a fair market value in excess of $250 million and TTG Advisers and Mr. Tokarz have executed similar letter agreements with MVC Capital who is, in turn, obligated to provide information about such opportunities to us, each of these individuals and entities may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies engaged in business activities similar to those intended to be conducted by our company.

•

The initial shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed, and the insider warrants purchased by our officers and directors and any warrants that they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their initial shares. Furthermore, the purchasers of our insider warrants have agreed that such securities will not be transferred or sold by them, subject to certain exceptions, until after we have completed a business combination. For the foregoing reasons, our management may have a conflict of interest in determining whether a particular target business is an appropriate candidate with which to effect a business combination.

•

Our directors and officers may purchase shares of common stock as part of this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination and exercise their conversion rights in connection therewith.

•

Our special advisors have no fiduciary obligations to us. Therefore, they have no obligation to present business opportunities to us at all and will only do so if they believe it will not violate their other fiduciary obligations.

•

Each of our officers and directors have pre-existing fiduciary obligations to various entities, as directors or officers of such entities. Due to these affiliations, each may have a fiduciary obligation to present potential business opportunities to such entities in addition to presenting them to us, which could cause additional conflicts of interest. In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that the conflicts discussed above would be resolved in our favor.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors who own shares, have agreed to vote their respective initial shares in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to this offering. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders, including an entity that is either a portfolio company of, or has otherwise received a financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with our management, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our existing stockholders. We will also not acquire an entity with which our management, through their other business activities, is currently having acquisition or investment discussions. Furthermore, in no event will any of our existing officers, directors, stockholders or special advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effect, the consummation of a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of November 21, 2007 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering		After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
MVC Capital, Inc. (3)	3,800,716	66.1%	3,304,970	13.2%
JP Capital Advisors(4)	1,901,784	33.1%	1,653,725	6.7%
James J. Pinto(4)	1,901,784	33.1%	1,653,725	6.7%
Phillip T. George, M.D.(4)	1,901,784	33.1%	1,653,725	6.7%
Andrew M. O’Shea	10,000	*	8,696	*
David Dittman	15,000	*	13,044	*
John J. Doran	22,500	*	19,565	*
Michael Tokarz	—	—	—	—
Peter Seidenberg	—	—	—	—

All directors and executive officers as a group	1,949,284	33.9%	1,695,030	6.8%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of these individuals is 287 Bowman Avenue, Purchase, New York, 10577.
(2)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 750,000 shares of common stock held by our initial stockholders.
(3)	MVC Capital, Inc.’s shares are owned of record by its wholly owned portfolio company, MVC Partners LLC. These amounts exclude the 5,000,000 shares of our common stock issuable upon exercise of the insider warrants held by MVC Partners LLC.
(4)	These shares are owned of record by JP Capital Advisors, and will be equivalent to a 6.7% interest in our common shares following the offering. As of the date of this offering, JP Capital Advisors is owned by Dr. George (50%) and Mr. Pinto (50%). The shares of our common stock shown in the above table as being owned by each such individual reflect the fact that due to the ownership interest of each in JP Capital Advisors, each may be viewed as having or sharing dispositive or voting power over all of these shares, although each of Dr. George and Mr. Pinto disclaims beneficial ownership of shares of our common stock in excess of his percentage ownership of JP Capital Advisors.

Immediately after this offering, our existing stockholders, which include all of our officers and directors other than Michael Tokarz and Peter Seidenberg, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming none of them purchase any units offered by this prospectus). None of our existing stockholders, officers or directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our existing stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our initial stockholders will be required to forfeit up to an aggregate of 750,000 shares of common stock. Our initial stockholders will be required to forfeit only a number of shares necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the consummation of our initial business combination. The initial shares may be released from escrow earlier than this date if, within the first year after we consummate a business combination:

•	the last sales price of our common stock equals or exceeds $18.00 per share for any 20 trading days within any 30-trading day period; or

•

we consummate a subsequent liquidation, merger, stock exchange or other similar transaction, which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

MVC Partners has committed to purchase the insider warrants (for a total purchase price of $5,000,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that, so long as they are still held by MVC Partners or its permitted transferees, the insider warrants (i) will be exercisable on a cashless basis, (ii) may be exercised whether or not a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and (iii) will not be redeemable by us. MVC Partners has agreed, pursuant to a written subscription agreement, that the insider warrants will not be sold or transferred by it (except to employees or other affiliates of MVC Partners or to our directors, special advisors or officers at the same cost per warrant originally paid by MVC Partners) until the later of                     , 2009 [one year from the date of this prospectus] and 60 days after the consummation of our initial business combination.

Our initial stockholders are our “promoters,” as that term is defined under the U.S. federal securities laws.

CERTAIN TRANSACTIONS

In November 2007 we issued 5,750,000 shares of our common stock to MVC Partners, JP Capital Advisors, Andrew M. O’Shea, David Dittman and John J. Doran for $25,000 in cash, or approximately $0.004 per share. If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders have agreed to forfeit up to an aggregate of 750,000 shares of common stock in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we would initially record their then fair value as treasury stock with a corresponding credit to additional paid-in capital. Upon cancellation of the treasury shares, those amounts, less the applicable par value of the shares, would be reversed and the effect on the equity accounts would be to decrease common stock and increase additional paid-in capital for the par value of the shares. Net stockholders’ equity would not change as a result of these transactions.

If the underwriters determine the size of the offering should be further increased or decreased, we would effect a stock dividend or a contribution back to capital, as applicable, immediately prior to the offering, in order to maintain our existing stockholders’ ownership of 20% of the issued and outstanding shares of our common stock after giving effect to this offering.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

MVC Partners has committed, pursuant to a written subscription agreement with Lazard Capital Markets and us, to purchase the 5,000,000 insider warrants (for a total purchase price of $5,000,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the insider warrants will be delivered to Continental Stock Transfer & Trust Company, who will also be acting as escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in an account until we consummate this offering. Continental Stock Transfer & Trust Company will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that, so long as they are still held by MVC Partners or its permitted transferees, the insider warrants (i) will be exercisable on a cashless basis, (ii) may be exercised whether or not a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and (iii) will not be redeemable by us. MVC Partners has agreed, pursuant to a written subscription agreement, that the insider warrants will not be sold or transferred by it (except to employees or other affiliates of MVC Partners or to our directors, special advisors or officers at the same cost per warrant originally paid by MVC Partners) until the later of                     , 2009 [one year from the date of this prospectus] and 60 days after the consummation of our initial business combination. The holders of the majority of these insider warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may exercise these registration rights with respect to these securities at any time after we consummate a business combination. In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

JP Capital Advisors has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in Purchase, New York, as we may require from time to time. We have agreed to pay JP Capital Advisors $10,000 per month for these services. Dr. George and Mr. Pinto will benefit from the transaction to the extent of their interest in JP Capital Advisors. However, this arrangement is solely for our benefit and is not intended to provide Dr. George and Mr. Pinto compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Westchester county area, that the fee charged by JP Capital Advisors is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, MVC Partners has advanced to us an aggregate of $200,000 to cover expenses related to this offering. This loan will be payable without interest on the earlier of November 20, 2008 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $10,000 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

As of the date of this prospectus, we are authorized to issue 60,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 5,750,000 shares of common stock are outstanding, held by five stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless Lazard Capital Markets informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an additional Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K or in a subsequent Form 8-K information indicating if Lazard Capital Markets has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors who own shares, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement will not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than one-third of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by                     , 2010 [twenty four months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their pro rata share of the trust account still have the right to exercise any warrants that they may hold.

Preferred stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. The underwriting agreement, however, prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Once issued, each warrant will entitle the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	, 2009 [one year from the date of this prospectus.]

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire on [            ], 2012 at 5:00 p.m., New York City time.

We may call the warrants for redemption (excluding any insider warrants held by the initial purchaser or its permitted transferees), without the prior consent of the underwriters,

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a premium to the exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

We have agreed that the insider warrants may be exercised on a “cashless basis” and will not be redeemable by us so long as they are held by the initial purchaser or its permitted transferees. We have agreed to this provision because it is not known at this time whether the holders of the insider warrants will be affiliated with us following a business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis or restrict our ability to redeem such warrants is appropriate.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the representative of the underwriter an option to purchase up to a total of 1,000,000 units at $12.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the underlying warrants will not expire until                 , 2013 [five years from the date of this prospectus].

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

American Stock Exchange Listing

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol —.U on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the American Stock Exchange under the symbols — and —.WS, respectively.

Shares Eligible for Future Sale

Immediately after this offering, we will have 25,000,000 shares of common stock outstanding, or 28,750,000 shares if the over-allotment option is exercised in full. Of these shares, the 20,000,000 shares sold in this offering, or 23,000,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares would be eligible for sale under Rule 144 prior to             , 2009 [one year from the date of this prospectus]. However, as described below, the SEC has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of those shares have been placed in escrow and will not be transferable for a period of one year from the consummation of our initial business combination and will be released prior to that date only if, following a business combination, (i) the last sales price of our common stock equals or exceeds $18.00 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 250,000 shares immediately after this offering (or 287,750 if the over-allotment option is exercised in full); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Although the purchase option we have agreed to sell the representative to the underwriters and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the purchase option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the purchase option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following are the material U.S. federal income and estate tax considerations with respect to your acquisition, ownership and disposition of our units or components thereof, which we refer to collectively as our securities, assuming you purchase the securities in this offering and will hold them as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, or the Code.

This discussion does not address all of the U.S. federal income and estate tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and traders in securities or foreign currencies;

•	persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons liable for the alternative minimum tax; and

•	tax-exempt organizations.

The following does not discuss any aspect of state, local or non-U.S. taxation. This discussion is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service, or IRS, and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This discussion is not intended as tax advice.

If a partnership holds our securities, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our securities, you should consult your tax advisor.

WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS WITH RESPECT TO ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.

Each unit will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock, subject to adjustment. In determining your basis for the common stock and warrant composing a unit, you should allocate your purchase price for the unit between the components on the basis of their relative fair market values at the time of issuance.

U.S. Holders

This section is addressed to U.S. holders of our securities. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

Dividends and Distributions

In the event that we do make distributions on our common stock, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits will reduce your basis in the common stock (but not below zero). Any excess over your basis will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described in the first paragraph under “—Sale or Other Disposition or Conversion of Common Stock” below.

It is unclear whether the conversion feature of the common stock described under “Proposed Business—Effecting a Business Combination—Conversion rights” will affect your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

Sale or Other Disposition or Conversion of Common Stock

Gain or loss you realize on the sale or other disposition of our common stock (other than a conversion but including a liquidation in the event we do not consummate a business combination within the required time) will be capital gain or loss. The amount of your gain or loss will be equal to the difference between your tax basis in the common stock disposed of and the amount realized on the disposition. The deductibility of capital losses is subject to limitations. Any capital gain or loss you realize on a sale or other disposition of our common stock will generally be long-term capital gain or loss if your holding period for the common stock is more than one year. However, the conversion feature of the common stock described under “Proposed Business—Effecting a Business Combination—Conversion rights” conceivably could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination.

If you convert your common stock into a right to receive cash pursuant to the exercise of a conversion right as described above in “Proposed Business—Effecting a Business Combination—Conversion rights,” the conversion generally will be treated as a sale of common stock described in the preceding paragraph (rather than as a dividend or distribution). The conversion will, however, be treated as a dividend or distribution and taxed as described in “—Dividends and Distributions” above if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, which provide, among other things, that you are deemed to own any shares that you hold a warrant to acquire) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. If you have a relatively minimal stock interest and, taking into account the effect of conversion by other stockholders, your percentage ownership in us is reduced as a result of the conversion, you should generally be regarded as having suffered a meaningful reduction in interest. For example, the IRS has ruled that any reduction in the stockholder’s proportionate interest will constitute a “meaningful reduction” in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation. You should consult your own tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code and, if you actually or constructively own 5% or more of our common stock before conversion, whether you are subject to special reporting requirements with respect to such conversion.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other disposition of a warrant, you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or exchange, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

In general, you should not be required to recognize income, gain or loss upon exercise of a warrant. Your basis in a share of common stock received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants.

If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

Constructive Dividends on Warrants

If at any time during the period you hold warrants, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you would not receive a cash payment. If the conversion rate were adjusted in certain other circumstances (or in certain circumstances, there were a failure to make adjustments), such adjustments might also result in the deemed payment of a taxable dividend to you. You should consult your own tax advisor regarding the proper treatment of any adjustments to the warrants.

Non-U.S. Holders

This section is addressed to non-U.S. holders of our securities. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner (other than a partnership) that is not a U.S. holder, except that a “non-U.S. holder” does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition and is not otherwise a resident of the United States for U.S. federal income tax purposes. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our units or the components thereof.

Dividends and Distributions

If we were to pay taxable dividends to you with respect to your shares of common stock (including any deemed distribution treated as a dividend on the warrants as described in the last paragraph of “U.S. Holders—Constructive Dividends on Warrants” above), those dividends would generally be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless you were eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provided proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN).

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment maintained by you) generally will not be subject to U.S. withholding tax if you comply with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Sale or Other Disposition of Securities

You generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our securities (including a conversion of your common stock into a right to receive cash that is not treated as a taxable dividend, as described above in “—U.S. Holders—Sale or Other Disposition or Conversion of Common Stock”) unless:

•

the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment you maintain); or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

We believe we are not and do not anticipate becoming a U.S. real property holding corporation. A conversion of your common stock into a right to receive cash pursuant to a conversion right that is treated as a taxable dividend because your percentage ownership in us is not treated for U.S. tax purposes as having been meaningfully reduced, as described above in “—U.S. Holders—Sale or Other Disposition or Conversion of Common Stock,” will be taxed as described in “—Dividends and Distributions” above.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons, subject to an applicable treaty providing otherwise. If you are a corporation, the branch profits tax also may apply to such effectively connected gain.

Estate Tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, units (and components thereof) will be treated as U.S. situs property subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of securities. U.S. holders must provide appropriate certification to avoid U.S. federal backup withholding.

If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding tax as well.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS in a timely manner.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Lazard Capital Markets is acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units
Lazard Capital Markets LLC
Bear, Stearns & Co. Inc.

Total	20,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $             per unit and the dealers may reallow a concession not in excess of $             per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and insider warrants and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, and the insider warrants include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of securities by those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 3,000,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per unit	Total, With No Exercise of Over- allotment Option	Total, With Full Exercise of Over- allotment Option
Public offering price	$10.00	$200,000,000	$230,000,000
Underwriting discount(1)	$0.70	$14,000,000	$16,100,000
Proceeds before expenses(2)	$9.30	$186,000,000	$213,900,000

(1)	$6,000,000 (or $6,900,000 if the over-allotment option is exercised in full) of the underwriting discounts will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination.
(2)	The offering expenses are estimated at approximately $790,705.

No discounts or commissions will be paid on the sale of the insider warrants.

Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets and will receive a referral fee from Lazard Capital Markets in connection with such referral.

Purchase Option

We have agreed to sell to Lazard Capital Markets, for $100, an option to purchase up to a total of 1,000,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the underlying warrants will not expire until                     , 2013 [five years from the date of this prospectus]. This option is exercisable at $12.50 per unit (125% of the price of the units sold in the offering), commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The purchase option and the 1,000,000 units, the 1,000,000 shares of common stock and the 1,000,000 warrants underlying such units, and the 1,000,000 shares of common stock underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Accordingly, the option may not be sold during the offering or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the purchase option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the purchase option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the purchase option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at a price below its exercise price.

The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have determined, based upon a Black-Scholes financial model, that the fair value of the option on the date of sale would be approximately $4,942,000, using an expected life of five years, volatility of 61.8% and a risk-free interest rate of 3.22%.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation. We will, however, enter into no agreement with any of the underwriters, and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

Covington & Burling LLP, New York, New York, is acting as counsel for us and MVC Capital, Inc. in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. Porzio Bromberg & Newman P.C., New York, New York, is also acting as counsel for us. Dechert LLP, Washington, D.C., is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of MVC Acquisition Corp. as of November 21, 2007 and for the period October 16, 2007 (inception) through November 21, 2007 included in this prospectus and in the registration statement have been audited by Marcum & Kliegman LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph relating to a substantial doubt about the ability of MVC Acquisition Corp. to continue as a going concern, as described in Note 1 to the financial statements) appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Marcum & Kliegman LLP are included in reliance upon their report given upon the authority of Marcum & Kliegman LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

MVC ACQUISITION CORP.

(A DEVELOPMENT STAGE COMPANY)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

of MVC Acquisition Corp.

We have audited the accompanying balance sheet of MVC Acquisition Corp. (a development stage company) (the “Company”) as of November 21, 2007, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from October 16, 2007 (inception) through November 21, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MVC Acquisition Corp. (a development stage company), as of November 21, 2007, and the results of its operations and its cash flows for the period from October 16, 2007 (inception) through November 21, 2007 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company’s cash and working capital as of November 21, 2007 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Marcum & Kliegman LLP

Melville, New York

November 30, 2007

MVC ACQUISITION CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

November 21, 2007
ASSETS
Current assets—cash	$200,000
Deferred offering costs	25,000

Total assets	$225,000

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities
Accrued expenses	$3,000
Note payable to stockholder	200,000

Total liabilities	$203,000

Stockholders’ Equity
Preferred stock, par value $.0001 per share, 1,000,000 shares authorized; none issued or outstanding	—
Common stock, par value $.0001 per share, 10,000,000 shares authorized; 5,750,000 shares issued and outstanding(1)	575
Additional paid in capital	24,425
Deficit accumulated during the development stage	(3,000)

Total stockholders equity	22,000

Total liabilities and stockholders equity	$225,000

(1)	This includes an aggregate of 750,000 shares of common stock subject to forfeiture by the initial stockholders to the extent that the underwriters’ over-allotment is not exercised in full so that the initial stockholders collectively own 20% of the issued and outstanding shares of common stock after the proposed offering.

The accompanying notes are an integral part of these financial statements.

MVC ACQUISITION CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

For the period October 16, 2007 (inception) through November 21, 2007
Formation and operating costs	$3,000

Net loss	$(3,000)

Weighted average number of common shares outstanding basic and diluted(1)	5,750,000

Basic and diluted net loss per share	$(0.00)

(1)	This includes an aggregate of 750,000 shares of common stock subject to forfeiture by the initial stockholders to the extent that the underwriters’ over-allotment is not exercised in full so that the initial stockholders collectively own 20% of the issued and outstanding shares of common stock after the proposed offering.

The accompanying notes are an integral part of these financial statements.

MVC ACQUISITION CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the period October 16, 2007 (inception) to November 21, 2007

	Common Stock(1)		Additional paid-in capital(1)	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Shares	Amount
Balance at October 16, 2007 (inception)	—	$0	$0	$0	$0
Common shares issued at inception at $0.004 per share(1)	5,750,000	$575	24,425		25,000
Net loss				(3,000)	(3,000)

Balance at November 21, 2007	5,750,000	$575	$24,425	$(3,000)	$22,000

(1)	This includes an aggregate of 750,000 shares of common stock subject to forfeiture by the initial stockholders to the extent that the underwriters’ over-allotment is not exercised in full so that the initial stockholders collectively own 20% of the issued and outstanding shares of common stock after the proposed offering.

The accompanying notes are an integral part of these financial statements.

MVC ACQUISITION CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the period October 16, 2007 (inception) through November 21, 2007
Cash flows from operating activities
Net loss	$(3,000)

Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Increase in accrued expenses	3,000

Net cash used in operating activities	-0-

Cash flows from financing activities
Proceeds from sale of shares of common stock to initial stockholders	25,000
Proceeds from note payable to stockholder	200,000
Payment of deferred offering costs	(25,000)

Net cash provided by financing activities	200,000

Net increase in cash	200,000
Cash at beginning of period	—

Cash at end of period	$200,000

The accompanying notes are an integral part of these financial statements.

MVC Acquisition Corp.

(a development stage company)

November 21, 2007

Notes to Financial Statements

1.	Organization, Business Operations and Significant Accounting Policies; Going Concern Consideration

MVC Acquisition Corp. (the “Company”) was incorporated in Delaware on October 16, 2007 as a blank check company to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses (“Business Combination”).

At November 21, 2007, the Company had not yet commenced any operations. All activity through November 21, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 20,000,000 units (“Units”) at $10.00 per Unit which is discussed in Note 2 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least approximately $9.80 per Unit (or approximately $9.77 per Unit if the Underwriters exercise their over-allotment option in full) sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in U.S. “government securities” within the meaning of Section 2(a) (16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination or (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. MVC Partners has agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Except with respect to interest income that may be released to the Company of (i) up to $3,000,000 to fund expenses related to investigating and selecting a target business and other working capital requirements and (ii) any additional amounts needed to pay income or other tax obligations, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a Business Combination or the Company’s liquidation.

The Company, after signing a definitive agreement for a Business Combination with a target business or businesses, is required to submit such transaction for stockholder approval. In the event that the stockholders owning one-third or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company other than Michael Tokarz and Peter Seidenberg (“Initial Stockholders”) have agreed to vote all of their founding shares of common stock owned prior to the Proposed Offering in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer apply.

MVC Acquisition Corp.

(a development stage company)

November 21, 2007

Notes to Financial Statements—(Continued)

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares into cash from the Trust Account. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding one-third less one share of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination, provided that they also voted against the Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s Certificate of Incorporation will be amended prior to the Proposed Offering to increase the number of authorized shares of common stock from 10,000,000 to 60,000,000 and to provide that the Company will continue in existence only until 24 months from the effective date of the registration statement relating to the Proposed Offering (“Effective Date”). If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

The Company’s Initial Stockholders have waived their rights to participate in any liquidation distribution, but only with respect to those shares of common stock owned by them prior to the Proposed Offering. They will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following the proposed initial public offering.

Loss per Share:

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Since there are no potentially dilutive securities and there is a net loss, basic and diluted loss per share are identical.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

Stock Based Compensation:

The Company accounts for stock options and warrants using the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS 123(R)”). SFAS 123(R) addresses all forms of share based compensation awards including shares issued

MVC Acquisition Corp.

(a development stage company)

November 21, 2007

Notes to Financial Statements—(Continued)

under employment stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123(R), share based payment awards will be measured at fair value on the awards grant date, based on estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements.

New Accounting Pronouncements:

The Company has adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes,” and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company has identified its federal tax return and its state tax return in Delaware as “major” tax jurisdictions, as defined. Based on the company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on October 16, 2007 the evaluation was performed for upcoming 2007 tax year which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48.

The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from October 16, 2007 (inception) through November 21, 2007. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Going Concern Consideration

At November 21, 2007, the Company had $200,000 in cash and a working capital deficiency of $3,000. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management plans to address this uncertainty through a Proposed Offering are discussed in Note 2. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale 20,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 3,000,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock

MVC Acquisition Corp.

(a development stage company)

November 21, 2007

Notes to Financial Statements—(Continued)

Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of the completion of a Business Combination or twelve months from the consummation of the Proposed Offering and expiring four years from the Effective Date. The Company may redeem the Warrants, at a price of $0.01 per Warrant, upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30-trading day period ending on the third day prior to the date on which the notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised, unredeemed and worthless, and an investor in the Proposed Offering may effectively pay the full unit price solely for the shares of common stock included in the units (since the warrants may expire worthless).

The Company intends to grant the underwriters a 45-day option to purchase up to 3,000,000 additional units to cover the over-allotment.

3.	Deferred Offering Costs

Offering costs consist of legal and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised or expensed in the event that the offering is terminated.

4.	Notes Payable to Stockholder

The Company issued one unsecured promissory note for $200,000 to one of its Initial Stockholders, who is also an insider of the Company, as of November 21, 2007. The note is non-interest bearing and is payable on the earlier of November 20, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

5.	Related Party Transactions

The Company presently occupies office space provided by JP Capital Advisors. JP Capital Advisors has agreed, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company as may be required by the Company from time to time. These services will be provided to the Company at no charge until the consummation of the Proposed Offering and then at a cost of $10,000 per month. The Company believes, based on rents and fees for similar services in the Westchester county area, that the fee charged by JP Capital Advisors is at the least as favorable as it could have obtained from an unaffiliated person.

6.	Commitments and Contingencies

The Company intends on entering into an agreement with the underwriters of the Proposed Offering (the “Underwriting Agreement”). The Underwriting Agreement requires the Company to pay 4.0% of the gross proceeds of the Proposed Offering as an underwriting discount plus an additional 3.0% of the gross proceeds

MVC Acquisition Corp.

(a development stage company)

November 21, 2007

Notes to Financial Statements—(Continued)

only upon consummation of a Business Combination. The Company will pay an underwriting discount of 4.0% ($8,000,000) in connection with the consummation of the Proposed Offering and will place 3.0% of the gross proceeds ($6,000,000) in the Trust Account. The Company will not pay any discount related to the warrants sold in the private placement. The underwriters have waived their right to receive payment of the 3.0% of the gross proceeds upon the Company’s liquidation if it is unable to complete a Business Combination.

The Company intends to grant the underwriters a 45-day option to purchase up to 3,000,000 additional units to cover the over-allotment.

Pursuant to proposed letter agreements with the Company, each of the Initial Stockholders has waived their right to receive distributions with respect to their founding shares and founding warrants upon the Company’s liquidation.

Pursuant to Subscription Agreements dated as of November 21, 2007, MVC Partners has agreed to purchase from the Company, in the aggregate, 5,000,000 warrants for $5,000,000 (the “Sponsor’s Warrants”). The purchase and issuance of the Sponsor’s Warrants shall occur simultaneously with the consummation of the Proposed Offering but shall be sold on a private placement basis. All of the proceeds the Company receives from these purchases will be placed in the Trust Account. The Sponsor’s Warrants to be purchased will be identical to Warrants underlying the Units being offered in the Proposed Offering except that they will be exercisable on a cashless basis and the Sponsor’s Warrants will not be redeemable by the Company so long as they are still held by the original purchasers or its permitted transferees.

The Initial Stockholders and holders of the Sponsor’s Warrants (or underlying securities) will be entitled to registration rights with respect to their shares owned prior to the Proposed Offering or Sponsor’s Warrants (or underlying securities), as the case may be, pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the shares owned prior to the Proposed Offering are entitled to demand that the Company register the resale of these securities at any time commencing nine months after the consummation of a Business Combination. The holders of the Sponsor’s Warrants (or underlying securities) are entitled to demand that the Company register such securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Sponsor’s Warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

The Company has also agreed to sell to the representative of the Underwriters, for $100, as additional compensation, an option to purchase up to a total of 1,000,000 Units for $12.50 per Unit. The Units issuable upon exercise of this option are identical to those offered in the Proposed Offering except that the underlying warrants will not expire until five years from the date of this prospectus. The purchase option and its underlying securities have been registered under the registration statement.

The sale of this option will be accounted for as an equity transaction. Accordingly, there will be no net effect on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that recent fair market value of the option is approximately $4,942,000, using an expected life of five years, volatility of 61.8% and a risk-free interest rate of 3.22%.

The holder of the purchase option will not be entitled to exercise the purchase option or the Warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase

MVC Acquisition Corp.

(a development stage company)

November 21, 2007

Notes to Financial Statements—(Continued)

option is effective or an exemption from a registration is available. If the holder is unable to exercise the purchase option or the underlying Warrants, the purchase option or Warrants, as applicable, will expire worthless.

7.	Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The underwriting agreement prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

8.	Common Stock

The Company is authorized to issue 10,000,000 shares of common stock with a par value of $0.0001 per share. Immediately prior to the Effective Date, the Company will increase its authorized common stock to 60,000,000 shares.

Effective November 21, 2007, the Company issued 5,750,000 shares of common stock to the Initial Stockholders for an aggregate of $25,000 in cash, at a purchase price of approximately $0.004 per share. This included an aggregate of 750,000 shares of common stock that are subject to forfeiture by the Initial Stockholders to the extent that the over-allotment option is not exercised by the underwriters. These holders will be required to forfeit only a number of securities necessary to maintain their collective 20% ownership interest (not including any securities purchased in the Proposed Offering) in the Company’s common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option.

The Sponsor’s Warrants will not be transferable or salable by the purchaser (subject to limited exceptions including the transferee agreeing to be bound to such transfer restrictions) until the Company completes a business combination, and will be exercisable on a cashless basis, may be exercised whether or not a registration statement relating to the commons stock issuable upon exercise of the Sponsor’s Warrants is effective and will be non-redeemable by the Company so long as they are held by the purchaser or its permitted transferees. In addition, commencing on the date they become exercisable, the Sponsors’ Warrants and the underlying shares of common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With the exception of the terms noted above, the Sponsor’s Warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

9.	Legal

There is no material litigation currently pending against the Company or any member of our management team in their capacity as such.

Until                     , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$200,000,000

MVC Acquisition Corp.

20,000,000 Units

PROSPECTUS

LAZARD CAPITAL MARKETS

BEAR, STEARNS & CO. INC.

                    , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ Fee	$	*	(1)
SEC Registration Fee		12,970.75
FINRA Filing Fee		43,000.00
American Stock Exchange Filing and Listing Fees		70,000.00
Accounting Fees and Expenses		60,000.00
Printing and Engraving Expenses		75,000.00
Directors & Officers Liability Insurance Premiums		180,000.00	(2)
Legal Fees and Expenses		450,000.00
Miscellaneous		79,734.00	(3)

Total	$	*

*	To be filed by amendment.
(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to annual fees of $ for acting as trustee, $ for acting as transfer agent of the registrant’s common stock, $ for acting as warrant agent for the registrant’s warrants and $ for acting as escrow agent.
(2)	This amount represents the approximate amount of director and officer liability insurance premiums that the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Section 9.2 of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
MVC Partners LLC	3,800,716
JP Capital Advisors, Inc.	1,901,784
Andrew M. O’Shea	10,000
David Dittman	15,000
John J. Doran	22,500

Such shares were issued on November 21, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.004 per share.

In addition, MVC Partners LLC has committed to purchase from us 5,000,000 warrants at $1.00 per warrant (for an aggregate purchase price of $5,000,000). This purchase will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The obligation to purchase the warrants undertaken by MVC Partners LLC was made pursuant to a Warrant Subscription Agreement, dated as of November 21, 2007 (the form of which has been filed as Exhibit 10.7 to the Registration Statement on Form S-1). Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by MVC Capital are conditions outside of the investors’ control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a “completed private placement.”

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation.

3.2	Bylaws.

4.1	Specimen Unit Certificate.*

4.2	Specimen Common Stock Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

4.5	Form of Unit Purchase Option.*

5.1	Opinion of Covington & Burling LLP.*

10.1	Form of Letter Agreement among the Registrant, Lazard Capital Markets LLC, each officer, director, initial stockholder and MVC Capital, Inc.*

Exhibit No.	Description
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

10.3	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.*

10.4	Form of Letter Agreement between JP Capital Advisors, Inc. and Registrant regarding administrative support.*

10.5	Form of Promissory Note issued to MVC Partners LLC.

10.6	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*

10.7	Form of Warrant Subscription Agreement between the Registrant and MVC Partners LLC.

10.8	Form of Stock Purchase Agreement between the Registrant and each of MVC Partners LLC, JP Capital Advisors, LLC, David Dittman, Andrew M. O’Shea and John J. Doran.

14	Form of Code of Ethics.*

23.1	Consent of Marcum & Kliegman LLP.

23.2	Consent of Covington & Burling LLP (included in Exhibit 5.1).*

24	Power of Attorney (included on signature page of this Registration Statement).*

99.1	Form of Audit Committee Charter.*

99.2	Form of Corporate Governance Committee Charter.*

*	To be filed by amendment.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the 3rd day of December, 2007.

MVC ACQUISITION CORP.

By:	/S/ JAMES J. PINTO
	Name:	James J. Pinto
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Tokarz, James J. Pinto and Peter Seidenberg, and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this registration statement and (2) registration statements, and any and all amendments thereto (including post-effective amendments), relating to the transactions contemplated by this registration statement filed pursuant to 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/S/ MICHAEL TOKARZ Michael Tokarz	Chairman of the Board	December 3, 2007

/S/ PHILLIP T. GEORGE, M.D. Phillip T. George, M.D.	Vice-Chairman of the Board	December 3, 2007

/S/ JAMES J. PINTO James J. Pinto	Chief Executive Officer and Director (Principal Executive Officer)	December 3, 2007

/S/ PETER SEIDENBERG Peter Seidenberg	Chief Financial Officer (Principal Financial Officer)	December 3, 2007

/S/ DAVID DITTMAN, PH.D. David Dittman, Ph.D.	Director	December 3, 2007

/S/ JOHN J. DORAN John J. Doran	Director	December 3, 2007